===============================================================================
  As filed with the Securities and Exchange Commission on September 26, 2000
                                        Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------


                           BETHURUM LABORATORIES, INC.
               (Exact name of Registrant as specified in charter)


                 Utah                                 76-0050046
               --------                           -------------------
     (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)             Identification Number)


                              6371 Richmond, #200
                               Houston, TX 77057
                                (713) 266-8005

            (Address and telephone number of principal executive office)

                       William A. Silvey, Jr., President
                             6371 Richmond, # 200
                               Houston, TX 77057
                                (713) 266-8005

           (Name, address and telephone number of agent for service)

                                with copies to:
                            A.O. Headman, Jr., Esq.
                           Cohne, Rappaport & Segal
                        525 East 100 South, Fifth Floor
                          Salt Lake City, Utah 84102
                                (801) 532-2666

Approximate date of commencement of proposed sale to the public: From time to time after the Effective Date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                        CALCULATION OF REGISTRATION FEE


                                      Proposed     Proposed
                                      Maximum      Maximum
Title of Each           Amount        Offering     Aggregate       Amount of
Class of Securities     Being         Price Per    Offering        Registration
Being Registered        Registered    Unit         Price           Fee
-------------------------------------------------------------------------------
Common Stock, $.001     3,300,750     $.875 (2)    $2,888,156.25   $762.47
Par Value               Shares (1)
-------------------------------------------------------------------------------
Total                                              $2,888,156.25   $762.47
-------------------------------------------------------------------------------

       Bethurum Laboratories, Inc., a Utah corporation is proposing to change its domicile to the British Virgin Islands. The reincorporation merger, will, subject to shareholder approval, be effected by Bethurum Laboratories, Inc. merging into its wholly-owned subsidiary, Bethurum Laboratories, Ltd., a British Virgin Islands corporation which has been formed for the sole purpose of effecting the change of domicile. Rule 145, as promulgated under the Securities Act of 1933, as amended, provides for an exemption from registration for change of domicile mergers if the domicile of a U.S. corporation is being changed to a state within the United States. Inasmuch as the change of domicile of Bethurum Laboratories, Inc. will be to jurisdiction which is not a state within the United States, Bethurum Laboratories, Inc. and its wholly-owned subsidiary, Bethurum Laboratories, LTD., a British Virgin island corporation, jointly file this registration statement on Form S-4 to register the shares of the Bethurum Laboratories, Ltd. to be issued to the shareholders of Bethurum Laboratories, Inc. in the reincorporation merger. The officers and directors of the Utah corporation will continue to be the officers and directors of the British Virgin Islands corporation after the reincorporation merger. The Articles of Association and Memorandum of Association of the British Virgin Island corporation will be substantially similar to the Articles of Incorporation and Bylaws of the Utah corporation taking into effect the laws of the State of Utah and the British Virgin Islands.

       Each share of the Utah corporation will be converted into one share of the British Virgin Island corporation in the reincorporation merger. Therefore, each shareholder will own the same number of shares and the same percentage ownership in the British Virgin Island corporation that they did in the Utah corporation. No person will be issued shares in the reincorporation merger accept for persons who are shareholders of the Utah corporation prior to the effective date of the reincorporation merger.

       (1) Represents shares of Common Stock of Bethurum Laboratories, Ltd., a British Virgin Islands corporation, which is a wholly-owned subsidiary of that will be issued upon the conversion of shares of Bethurum Laboratories, Inc. a Utah corporation, pursuant to the reincorporation merger described in this Registration Statement.

       (2) The price of $.875 per share was the closing price of the Registrant's common stock on the NASDAQ OTC Electronic Bulletin Board on August 18, 2000, is set forth solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended. There is no active market for the Registrant's securities. The last trade known by the Registrant, as reported on the NASDAQ OTC Electronic Bulletin Board was $.875.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Subject to Completion September 26, 2000

                      JOINT PROXY STATEMENT AND PROSPECTUS OF
                            BETHURUM LABORATORIES, INC.
                                        and
                             BETHURUM LABORATORIES BVI

                                6371 Richmond, #200
                                 Houston, TX 77057
                                  (713) 266-8005

To Our Shareholders:

     Your are cordially invited to a Special Meeting of Shareholders of Bethurum Laboratories, Inc., which will be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, UT, November 10, 2000 at 10:00 a.m. At the Special Meeting, shareholders will vote on changes to our corporate structure which will result in changing our corporate domicile, or place of incorporation, from the State of Utah to the British Virgin Islands. We are proposing a change in our place of incorporation in order to facilitate our plans to look for acquisitions in the telecommunications industry in developing foreign markets and pursuant to an agreement between us and an investor. The change of our domicile from the State of Utah to the British Virgin Islands will, subject to shareholder approval, be accomplished by us forming a wholly-owned subsidiary under the laws of the British Virgin Islands and then completing a merger whereby Bethurum Laboratories, Inc. merges into our British Virgin Islands subsidiary.

     During the Special Meeting, we will discuss each item of business described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus and give a current report on our plan of operation. There also will be time for questions. This booklet includes the Notice of Special Meeting as well as Proxy Statement/Prospectus, which provides information about the change of our domicile from Utah to the British Virgin Islands in addition to describing the business we will conduct at the meeting.

WE HOPE YOU WILL BE ABLE TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING.

                                      Sincerely,


                                      /s/ William A. Silvey, Jr.
                                      ----------------------------
                                      President

YOU  SHOULD   CAREFULLY   CONSIDER  THE  RISK   FACTORS   RELATING  TO  THE
REINCORPORATION PROPOSAL, THE RELATED TRANSACTIONS AND OUR BUSINESS. SEE "RISK FACTORS" BEGINNING ON PAGE 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is ________, 2000.

                               TABLE OF CONTENTS

Item                                                                      Page

About this Proxy Statement/Prospectus........................................5
Special Note Regarding Forward-Looking Statements............................5
Notice of Special Meeting of Shareholders....................................6
Questions and Answers About the Reincorporation Proposal.....................7
Summary.....................................................................12
Risk Factors................................................................15
Certain Information Concerning Bethurum.....................................22
The Special Meeting.........................................................24
Proposal 1 - Reincorporation Proposal.......................................26
Rights of Dissenting Shareholders...........................................39
Management..................................................................42
Principal Shareholders and Stock Ownership of Management and Others.........43
Transactions with Management and Others.....................................44
Legal Matters...............................................................44
Experts.....................................................................45
Shareholder Proposals.......................................................45
Other Matters...............................................................45
Where You Can Find More Information.........................................45
Incorporation of Certain Documents by Reference.............................46


Appendix A   -     Memorandum of Association
Appendix B   -     Articles of Association
Appendix C   -     Reincorporation Merger Agreement
Appendix D   -     Utah Dissenters' Rights Statutes

Form of Proxy

                    ABOUT THIS PROXY STATEMENT/PROSPECTUS

     This Proxy Statement/Prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. You should read this Proxy Statement/Prospectus with the additional information described under the heading "Where You Can Find More Information." We are proposing a change of our domicile or place of incorporation from the State of Utah to the British Virgin Islands. In transactions in which a U.S. corporation changes its domicile from one U.S. state to another U.S. state, through a reincorporation merger, no registration of the shares to be issued in the reincorporation merger is required under Rule 145 as promulgated under the Securities Act of 1933, as amended. However, we are proposing that our domicile be changed to the British Virgin Islands and therefore, registration of the shares of Bethurum BVI must be registered.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend," "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other "forward-looking" information.
     The sections captioned "Risk Factors" as well as any cautionary language in this Proxy Statement/ Prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We qualify any forward-looking statements entirely by these cautionary factors.




                         -----------------------------

                          BETHURUM LABORATORIES, INC.
                              6371 Richmond, #200
                               Houston, TX 77057

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held November 10, 2000

TO THE SHAREHOLDERS OF BETHURUM LABORATORIES, INC.

     A Special Meeting of the Shareholders of Bethurum Laboratories, Inc. will be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, UT, on November 10, 2000, at 10:00 a.m., local time, for the following purposes:

1.   To   consider   and  vote  upon  a  proposal  to   reincorporate   Bethurum
     Laboratories, Inc. in the British Virgin Islands.

2 To transact any such other business as may come before the Special Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on October 19, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Consequently, only holders of common stock of record on the transfer books of Bethurum Laboratories, Inc. at the close of business on October 19, 2000 will be entitled to notice of, and to vote, at the Special Meeting.

                                     By Order of the Board of Directors




Houston, TX
Date: October 19, 2000




-------------------------------------------------------------------------------
      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.
-------------------------------------------------------------------------------

                          BETHURUM LABORATORIES, INC.

                        PROXY STATEMENT AND PROSPECTUS
                    For the Special Meeting of Shareholders

                        To Be Held On November 10, 2000

     This Proxy Statement is dated October 19, 2000, and is first being mailed to Bethurum Shareholders on or about October 19, 2000.

           QUESTIONS AND ANSWERS ABOUT THE REINCORPORATION PROPOSAL

Q.   WHY AM I RECEIVING THIS PROXY STATEMENT/PROSPECTUS?

A. We are sending this Proxy Statement/Prospectus to you in connection with a proposal by our Board of Directors that we reincorporate in the British Virgin Islands ("Reincorporation Proposal"). Bethurum Laboratories, Inc. ("Bethurum", "Bethurum Utah","we", "our" or "us") was incorporated in, and is currently governed by, the laws of the State of Utah. Our Board of Directors is seeking your vote at the Special Meeting of Shareholders ("Special Meeting") in favor of the Reincorporation Proposal.

Q. IF APPROVED BY THE SHAREHOLDERS, HOW WILL THE REINCORPORATION PROPOSAL BE EFFECTED?

A. We have formed a new subsidiary corporation under the laws of the British Virgin Islands. The name of the British Virgin Islands corporation is currently Bethurum Laboratories Ltd. ("Bethurum BVI"). In order to complete the reincorporation, Bethurum Utah will merge into Bethururm BVI ("Reincorporation Merger"). Bethurum BVI will be the surviving company of the Reincorporation Merger and as a result of the Reincorporation Merger, Bethurum Utah will no longer exist. The name of Bethurum BVI may be changed subsequent to the Reincorporation Proposal, by the authority of the Board of Directors without shareholder approval.

Q.   WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF
     BETHURUM UTAH IN THE MERGER?

A.   All of the assets, liabilities and contracts of Bethurum Utah will, through
     the   Reincorporation   Merger  with  Bethurum  BVI,   become  the  assets,
     liabilities and contracts of Bethurum BVI.

Q:   WHAT WILL HAPPEN TO MY SHARES OF BETHURUM UTAH?

A: Unless you exercise your dissenter's rights (See page 38 of this Proxy Statement/Prospectus) all of your shares of Bethurum Utah will be converted into the same number of shares of Bethurum BVI. For example, if you own 10,000 shares of Bethurum Utah common stock, you will be issued 10,000 shares of Bethurum BVI common stock. Pursuant to the Reincorporation

     Merger, you will no longer own any shares of Bethurum Utah. As a result of the Reincorporation Merger, all of the shareholders of Bethurum Utah will become shareholders of Bethurum BVI and Bethurum Utah will no longer exist.

Q.   WILL THE REINCORPORATION PROPOSAL RESULT IN A CHANGE OF
     SHAREHOLDER CONTROL?

A. No, the Reincorporation Proposal will not, on its own, result in a change of control. There are currently, 3,300,750 shares of Bethurum Utah issued to our shareholders. As a result of our Reincorporation Merger into Bethurum BVI, all of these shares will be converted into 3,300,750 shares of Bethurum BVI. No person, except for the shareholders of Bethurum Utah, will be issued shares of Bethurum BVI as part of the Reincorporation Proposal. If you own 1% of Bethurum Utah before the Reincorporation Merger, you will own 1% of Bethurum BVI immediately following the Reincorporation Merger.

     We are currently an inactive company. On June 15, 2000, our Board of Directors adopted a business plan providing for Bethurum to develop and market wireless telecommunications networks in the developing markets in third world countries and to raise the necessary capital to engage in this industry.

     We may attempt to commence active business operations in the telecommunications industry by acquiring an operating company or by acquiring assets or other rights which may result in us commencing business operations. We anticipate that such an acquisition will be effected by us issuing new shares of our stock to the persons who own the operating company, assets or rights that we may ultimately acquire. We anticipate that the number of shares issued in such an acquisition will give the owners of such operating company, assets or other rights, control of Bethurum BVI. We have not yet entered into any binding or non-binding agreement, letter of intent, understanding or other commitment to acquire any specific operating company, assets or rights and there can be no assurance we will do so in the foreseeable future.

Q.   WHY ARE WE CHANGING OUR PLACE OF INCORPORATION?

A As part of our business plan, we intend to look for telecommunication industry related acquisitions in developing foreign markets. We believe that because of this plan, it is in the best interests of us and our shareholders to change our domicile to the BVI. We believe this will give us an appearance of a more localized business if we seek acquisitions in the Carribean, South America or Central America than if we remained a Utah corporation. Furthermore, if we are successful in completing one or more acquisitions in developing third world markets, of which there can be no assurance, we believe that the investment and brokerage community will have greater interest in becoming involved with us if we are incorporated in the British Virgin Islands rather than Utah.

     We have entered into an agreement with one of our investors that requires us to change our domicile to the British Virgin Islands.

Q:   WHAT EFFECT WILL THE CHANGE IN PLACE OF INCORPORATION HAVE ON
     BETHURUM?

A: Bethurum will be subject to the laws of the BVI instead of the laws of the State of Utah. However, Bethurum will not be relieved of any obligations or liabilities incurred before changing its place of incorporation.

Q.   WHAT EFFECT WILL BETHURUM'S CHANGE OF PLACE OF INCORPORATION
     HAVE ON ME AS A SHAREHOLDER?

A. Your rights as a Bethurum shareholder will be governed by the laws of the British Virgin Islands and Bethurum BVI's Memorandum of Association and Articles of Association in the form attached as Appendices A and B to this Proxy Statement/Prospectus, as opposed to the laws of the Utah and our existing Articles of Incorporation and Bylaws. We have prepared and included summaries of Bethurum's Memorandum of Association and Articles of Association (which will be in effect following Bethurum's change in place of incorporation) on pages 24 through 32 and a comparison of the corporate laws of the Utah and the British Virgin Islands for your review.

Q:   WHEN DO YOU EXPECT THE REINCORPORATION TO BE COMPLETED?

A: We are working to complete the reincorporation during the month of November 2000. However, we cannot assure you as to when reincorporation will occur.

Q:   WHAT ARE THE TAX CONSEQUENCES OF CHANGING BETHURUM'S PLACE OF
     INCORPORATION?

A: Bethurum believes that, under current regulations, neither Bethurum nor Bethurum's shareholders will be taxed as a result of changing Bethurum's place of incorporation from Utah to BVI. To review a brief summary of the tax consequences to you in greater detail, see pages 35 through 37 of this Proxy Statement/Prospectus.

Q:   WHAT DO I NEED TO DO NOW?

A: Simply indicate on your proxy card how you want to vote, then sign, date and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the Special Meeting. Approval of the Reincorporation Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Bethurum common stock entitled to vote on the Reincorporation Proposal. Our management and our largest shareholder, who together own more than 66% of our shares, have indicated they will vote in favor of the Reincorporation Proposal. Accordingly, no additional votes will be necessary to approve the Reincorporation Proposal.

Q:   WHAT HAPPENS IF I DON'T RETURN A PROXY CARD?

A: The failure to return your proxy card will have the same effect as voting against the Reincorporation Proposal.

Q:   WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect that any other matters will be voted upon at the Special Meeting.

Q:   MAY I VOTE IN PERSON?

A: Yes. You may attend the Special Meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting by following the instructions as detailed in "Voting and Revocation of Proxies" on page 24. Before your proxy is voted, you may submit a new proxy or you may attend the Special Meeting and vote in person.

Q:   WHAT ARE MY RIGHTS IF I DISSENT FROM THE REINCORPORATION PROPOSAL?

A: Dissenting shareholders are entitled to appraisal rights under Utah corporate law requiring Bethurum to purchase the shares of dissenting shareholders for their appraised value as determined under Section 16-10a-1302 of the Revised Business Corporation Act of Utah. See "Rights of Dissenting Shareholders" on Pages 38 through 40 of this Proxy Statement/ Prospectus.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the Reincorporation Proposal.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the reincorporation is completed you will be sent written instructions for exchanging your Bethurum Utah shares for Bethurum BVI shares. Until you exchange your shares, your stock certificates for Bethurum Utah shares will represent your shares of Bethururm BVI after the change in our place of incorporation.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the Reincorporation Proposal, you should contact:

      William A. Silvey, Jr., President
      Bethurum Laboratories, Inc.
      6371 Richmond, #200
      Houston, TX 77057
      (713) 266-8005

-------------------------------------------------------------------------------

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE REINCORPORATION PROPOSAL AND FOR A MORE COMPLETE DESCRIPTION OF THE REINCORPORATION PROPOSAL, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE OTHER AVAILABLE INFORMATION REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 44 AND THE DOCUMENTS ATTACHED AS APPENDIXES TO THIS PROXY STATEMENT/PROSPECTUS.

Overview

     Bethurum  is  furnishing  this  Proxy  Statement/Prospectus  to  allow  its shareholders to consider and vote on the Reincorporation Proposal. The Reincorporation Proposal is a proposal by our Board of Directors which, if approved by our shareholders and effected, would result in the change of Bethurum's domicile from the State of Utah to the British Virgin Islands.

The Company (see page 20)

Bethurum Laboratories, Inc.
6371 Richmond, #200
Houston, TX 77057
(713) 266-8005

     Bethurum Utah has recently adopted a business plan to attempt to commence operations in the wireless telecommunications networks in developing markets in third world countries and to raise the necessary capital to engage in this industry. We anticipate that we will commence operation in the telecommunications business by the acquisition of one or more companies currently engaged in the telecommunications business. We also anticipate that future acquisitions will be authorized solely by approval of our Board of Directors without seeking shareholder approval, unless shareholder approval is required under the laws of the British Virgin Islands.

The Special Meeting (see page 22)

         The Special Meeting will be held on November 10, 2000, at 10:00 a.m., local time, at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, UT. At the Special Meeting, you will be asked to consider and vote upon the Reincorporation Proposal. The reincorporation of Bethurum in the British Virgin Islands will occur only if the holders of a majority of the outstanding shares of Bethurum Utah approve the Reincorporation Proposal. Our management and our largest shareholder, who together own more than 68% of our shares, have indicated they will vote in favor of the Reincorporation Proposal. Accordingly, no additional votes will be necessary to approve the Reincorporation Proposal.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Record Date (see page 22)

     Holders of record of Bethurum Utah common stock at the close of business on October 19, 2000 are entitled to notice of, and to vote at, the Special Meeting. As of that date, there were 3,300,750 shares of Bethurum Utah common stock issued and outstanding held by approximately 198 holders of record. If you held Bethurum Utah common stock on the record date, you are entitled to one vote per share on any matter that may properly come before the Special Meeting.

Voting Procedures (see page 23)

     Approval of the Reincorporation Proposal by the Bethurum Utah shareholders will require the affirmative vote of the holders of a majority of the outstanding shares of Bethurum Utah common stock. You can vote your shares by attending the Special Meeting and voting in person or by mailing the enclosed proxy card.

Recommendations (see page 37)

     The Board of Directors has unanimously determined that the terms of the Reincorporation Proposal are advisable and fair to you and in your best interest. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE REINCORPORATION PROPOSAL.

Terms of the Reincorporation Merger Agreement (see page 35)

     The Reincorporation Merger Agreement is attached to this Proxy Statement as Appendix C. You should read the Reincorporation Merger Agreement in its entirety. It is the legal document that governs the Reincorporation Merger. The Reincorporation Merger Agreement provides that Bethurum Utah will be merged with and into Bethurum BVI, with Bethurum BVI being the surviving corporation. As a Bethurum Utah shareholder, each of your shares of Bethurum Utah common stock will automatically be converted into the same number of shares of Bethururm BVI, unless you exercise your dissenting shareholder rights. You will be sent written instructions for surrendering your certificates after we have completed the Reincorporation.

Comparison of Corporate Law

     The corporate governing documents of Bethurum BVI and the corporate laws of the British Virgin Islands are similar to, but not identical with the corporate governing documents of Bethurum Utah and the corporate laws of Utah. A more detailed description of the comparison of corporate governing documents and corporate laws are set forth on pages 25 to 34 of this Proxy Statement/Prospectus.

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Tax Treatment

     Bethurum believes that, under current regulations and for United States federal income tax purposes, neither Bethurum nor Bethurum's shareholders will be taxed on the exchange of shares of Bethurum Utah common stock for shares of Bethurum BVI pursuant to the Reincorporation Merger Agreement. To review the federal income tax consequences in greater detail, see "Tax Consequences" on pages 35 through 37 of this Proxy Statement/Prospectus. You should consult your own tax advisor for a full understanding of the tax consequences of the Reincorporation Merger that are particular to you.

Governmental Filings

         Bethurum Utah and Bethurum BVI are required to file Articles of Merger with the State of Utah, Division of Corporations and the Registrar of Corporations of the British Virgin Islands in connection with the Reincorporation Merger.

Dissenters' Appraisal Rights (see page 38)

         If you do not vote in favor of the proposal to approve and adopt the Reincorporation Proposal and you comply strictly with the applicable provisions of Sections 16-10a-1301 through 1331 of the Utah Revised Business Corporations Act, you have the right to dissent and be paid cash for the "fair value" of your shares of Bethurum Utah common stock, exclusive of any element of value arising from the accomplishment or expectation of the Reincorporation Merger. To perfect these appraisal rights with respect to the Reincorporation Merger, you must follow the required procedures precisely. A copy of Sections 16-10a -1301 through 1331of the Utah Revised Business Corporations Act is attached to this Proxy Statement/Prospectus as Appendix D.

Historical Market Information

     There has been no "public market" for shares of Bethurum Utah's common stock during the past five years. On or about December 13, 1999, we obtained a listing on the OTC Bulletin Board of the NASD under the trading symbol "BTRU". There can be no assurance that a public market for the Company's securities will develop. There are no outstanding options, warrants or calls to purchase any of the authorized securities of the Company. No assurance can be given that any "public market" will develop in the common stock of the Company, or if any such "public market" does develop, that it will continue or be sustained for any period of time.

     The number of record holders of Bethurum's common stock as of September 22, 2000, was approximately 198. Bethurum has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. The present intention of management is to utilize all available funds for the development of our business, once commenced. There are no material restrictions limiting, or that are likely to limit, Bethurum's ability to pay dividends on its common stock.

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



                                 RISK FACTORS

BEFORE YOU APPROVE THE REINCORPORATION PROPOSAL, YOU SHOULD UNDERSTAND THE RISKS INVOLVED. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY. IF ANY OF THE RISKS DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED. AS A RESULT, THE VALUE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

General Risks

     Extremely Limited Assets; No Source of Revenue. Bethurum has a limited amount of cash and no other assets. We have generated no revenues for more than five years and we do not expect to generate revenue until and unless we complete an acquisition, of which there can be no assurance. There can be no assurance that we will ever operate on a profitable basis. Our business plan calls for us to attempt to commence operations in the telecommunications industry. We anticipate that in order to commence operations in the telecommunications industry or any other industry, we will be required to acquire a company which is operating in the telecommunications industry or some other industry. Although we have had discussions with potential acquisition targets, we have not yet entered into any binding or non-binding agreements to acquire any other company. We anticipate any acquisition will involve the issuance of our common stock.

     Auditor's 'Going Concern' Opinion. The Independent Auditor's Report issued in connection with our audited financial statements for the calendar years ended December 31, 1999, 1998, and 1997, expresses "substantial doubt about its ability to continue as a going concern," due to the Company's status as a development stage company and its lack of significant operations. Subsequent to the date of the Auditor's Report issued in connection with the financial statements for the year ended December 31, 1999, we sold 2,950,000 shares of our common stock for $212,500 in cash and a $100,000 promissory note. These funds will be used for professional fees and general and administrative expenses relating to the change of domicile, SEC filings and future acquisitions.

     State Restrictions on "Blank Check" Companies. Although Bethurum has adopted a business plan to engage in the telecommunications industry, we may be considered a "blank check" company because we have no current operations. A total of 36 states prohibit or substantially restrict the registration and sale of "blank check" companies within their borders. Additionally, 36 states use "merit review powers" to exclude securities offerings from their borders in an effort to screen out offerings of highly dubious quality. See paragraph 8221, NASAA Reports, CCH Topical Law Reports, 1990. We intend to comply fully with all state securities laws, and plan to take the steps necessary to ensure that any future offering of its securities is limited to those states in which such offerings are allowed. However, while we have no substantive business operations and may be deemed to be a "blank check" company, these legal restrictions may have a material adverse impact on our ability to raise capital because potential purchasers of our securities must be residents of states that permit the purchase of such securities. These restrictions may also limit or prohibit shareholders from reselling shares of our common stock within the borders of regulating states.

     By regulation or policy statement, eight states (Idaho, Maryland, Missouri, BVI, New Mexico, Pennsylvania, Utah and Washington), some of which are included in the group of 36 states mentioned above, place various restrictions on the sale or resale of equity securities of "blank check" or "blind pool" companies. These restrictions include, but are not limited to, heightened disclosure requirements, exclusion from "manual listing" registration exemptions for secondary trading privileges and outright prohibition of public offerings of such companies. Because we do not intend to make any offering of our securities in the foreseeable future, management does not believe that any state restriction on "blank check" offerings will have a significant impact on future operations.

     In most jurisdictions, "blank check" and "blind pool" companies are not eligible for participation in the Small Corporate Offering Registration ("SCOR") program, which permits an issuer to notify the Securities and Exchange Commission of certain offerings registered in such states by filing a Form D under Regulation D of the Securities and Exchange Commission. All states (with the exception of Alabama, Utah, Florida, Hawaii, Minnesota, Nebraska and New
York) have adopted some form of SCOR. States participating in the SCOR program also allow applications for registration of securities by qualification by filing a Form U-7 with the states' securities commissions. Nevertheless, we do not anticipate making any SCOR offering or other public offering in the foreseeable future, even in any jurisdiction where it may be eligible for participation in SCOR, despite its status as a "blank check" or "blind pool" company.

     The net effect of the above-referenced laws, rules and regulations will be to place significant restrictions on our ability to register, offer and sell and/or to develop a secondary market for shares of our common stock in virtually every jurisdiction in the United States. These restrictions should cease once, and if, we commence active business operations.

     Management to Devote Insignificant Time to Activities of the Company. Members of the our management do not devote their full time to our affairs.

     No Market for Common Stock; No Market for Shares. Although our common stock is quoted on the OTC Bulletin Board, there is no active market for our common stock. If a market does develop for our shares it is expected that any market price for our shares of common stock will likely be very volatile. In addition, stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock in any market that may develop. Sales of "restricted securities" under Rule 144 may also have an adverse effect on any market that may develop.

     Shares Eligible for Future Sale. Currently there are 3,300,750 shares of our common stock issued and outstanding of which approximately 3,195,750 were restricted securities prior to the effective date of this Proxy Statement/Prospectus. As a result of registering all of the shares to be issued in the Reincorporation Merger, these shares will no longer be restricted. However, all shares of Bethurum BVI issued to officers, directors and 10% or greater shareholders of Bethurum Utah, as well as shares issued to any other person who may be deemed to be an "affiliate" of Bethurum Utah, will have certain resale restrictions. These resale restrictions are set forth in Rule 145 promulgated under the Securities Act of 1933, as amended. All affiliates of Bethurum Utah who are issued shares of Bethurum BVI in the Reincorporation Merger are deemed to be "underwriters under Rule 145 (c) and therefore, may not freely resale such shares. Notwithstanding underwriter status, the affiliates of Bethurum Utah may resale their shares of Bethurum BVI pursuant to the provisions of Rule 145 (d) which are as follows:

     (1) such securities are sold by such person or party in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144;

     (2) such person or party is not an affiliate of the issuer and a period of at least one year, as determined in accordance with paragraph
             (d) of Rule 144, has elapsed since the date the securities were acquired from the issuer in such transaction, and the issuer meets the requirements of paragraph (c) of Rule 144; or

     (3) such person or party is not, and has not been for at least three months, an affiliate of the issuer, and a period of at least two years, as determined in accordance with paragraph (d) of Rule 144, has elapsed since the date the securities were acquired from the issuer in such transaction.

     Accordingly, immediately following the Reincorporation Merger, Rule 145 will allow affiliates of Bethurum Utah to sell in the open market within any three month period a number of shares that does not exceed the greater of

     (4)     1% of the outstanding shares of the same class or

     (5) if the common stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the filing of the required notice of sale.

     Despite there resale limitations, following the Reincorporation Merger, there is a possibility that substantial amounts of common stock may be sold in the public market by affiliate. This may adversely affect future market prices for the common stock of Bethurum BVI and could impair the Bethurum BVI's ability to raise capital through the sale of its equity securities.

     Risks of "Penny Stock." Our common stock may be deemed to be "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange;
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years. There has been no "established public market" for our common stock during the last five years.

     Section 15(g) of the Securities Exchange Act of 1934, as amended,  and Reg.
Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

     Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Amendments to Governing Documents

     Under British Virgin Island law and under the Memorandum of Association of Bethurum BVI, the Articles of Association and Memorandum of Association of Bethurum BVI may be amended by the resolution of the Board of Directors without shareholder approval. Such amendments may include, but are not limited to, amendments to change our authorized capital, including authorizing a class of preferred stock, and amendments to change our name. Under Utah law, amendments to our Articles of Incorporation require shareholder approval.

Telecommunications Industry Risks

     We intend to commence operations in the telecommunications industry, primarily in developing markets. It is anticipated that in order to commence operations in the telecommunications industry, we will be required to acquire one or more companies in reverse merger transactions. If we do complete an acquisition and commence operations in the telecommunications industry, of which there can be no assurance, we will be subject to risks which are unique to the telecommunications industry. Shareholders must be aware that although we have described telecommunications industry risks below, there can be no assurance that we will ever engage in the telecommunications industry or in any industry. If we are able to commence telecommunications industry operations through acquiring a company which is currently operating, some of these risks set forth below may be marginally reduced. Some of the telecommunications industry risks include, but are not limited to the following:

     The Telecommunications Market in Which We May Operate Is Highly Competitive, and We May Not Be Able to Compete Effectively Against Companies That Have Significantly Greater Resources than We Do, Which Could Cause Us to Lose Customers and Impede Our Ability to Attract New Customers. The telecommunications industry is highly competitive and is affected by the introduction of new services by, and the market activities of, major industry participants. If we commence operations in the telecommunications business, we anticipate that most of our competitors will be substantially larger and have greater financial, technical and marketing resources than we do. We anticipate that many of our competitors have the following advantages over us:

o    long-standing relationships and brand recognition with customers;

o    financial,    technical,   marketing,   personnel   and   other   resources
     substantially greater than ours;

o    more funds to deploy telecommunications services;

o potential to lower prices of competitive telecommunications services that compete with ours;

o    fully deployed and operational networks; and

o benefits from existing regulations that favor the incumbent telephone companies.

     Resistance by Potential Customers to Enter into Service Arrangements with Us May Reduce Our Ability to Increase Our Revenue. The success of any telecommunications service we ultimately offer will be dependent upon, among other things, the willingness of customers to accept us as a provider of voice and data services. We anticipate that many potential customers have entered into term contracts with incumbent telephone services providers that have penalties for early termination, which our potential customers may not want to incur. In addition, potential customers may not want to change their existing service providers for a variety of reasons such as:

o    longstanding service relationships with existing providers;

o    potential service interruptions in switching to a new provider; and

o    existing  providers  having  financial,   technical,  marketing  and  other
     resources that are substantially greater than ours.

     We cannot assure you that we will be successful in overcoming the resistance of customers to change their current integrated communications providers, particularly those that purchase services from incumbent telephone companies. The lack of such success would reduce our ability to generate revenue.

     If Our Back Office and Customer Service Systems Are Unable to Meet Our Needs, We May Not Be Able to Bill Our Customers Efficiently or Provide an Adequate Level of Customer Service. If we commence operations in the telecommunications industry, sophisticated back office processes and information management systems will be vital to our growth and our ability to bill customers accurately, initiate service for customers, achieve operating efficiencies and improve our operating margins. Back office processes and services may be done on an in-house basis or by a third party vendor. We anticipate that some of the risks associated with a back office and customer service systems include:

o the failure by third-party vendors to deliver their products and services in a timely and effective manner and at acceptable costs;

o    our failure to identify key information and processing needs;

o our failure to integrate our various information management systems effectively;

o    our failure to maintain and upgrade systems as necessary; and

o    our failure to attract and retain qualified systems support personnel.

     Development and Expansion Risk and Possible Inability to Manage Growth. Our success will depend, among other things, on acquiring a customer base, on our ability to engage in business in foreign markets, on obtaining governmental permits, and on subsequent developments in foreign, state and federal
regulations.   In  addition,   the   expansion  of  our  business  will  involve
acquisitions, which could divert resources and management time and require integration with our then existing operations. There can be no assurance that any acquired business will be successfully integrated into our operations or that any such acquisition will meet our expectations. Our future performance will depend, in part, upon our ability to manage our growth effectively, which will require us to implement and improve our operating, financial and accounting systems, to expand, train and manage our employee base and to effectively manage the integration of acquired businesses. These factors and others could adversely affect the expansion of our customer base and service offerings. Our inability either to expand in accordance with our plans or to manage our growth could have a material adverse effect on our business, financial condition and results of operations.

     Declining Prices for Telecommunications Services Could Reduce Our Revenue and Profitability. The telecommunications business is extremely competitive. Long distance prices and cellular service prices have decreased substantially in recent years and are expected to continue to decline in the future.

     Our Failure to Integrate Successfully Other Businesses We Acquire May Raise Our Costs and Reduce Our Revenue. As part of our business strategy, we seek to expand through investments in, or the acquisition of, other businesses that we believe are complementary to our business. Although we regularly engage in discussions relating to potential acquisitions, we are unable to predict whether any acquisitions will actually occur. If we acquire companies, networks or other complementary assets as part of our business plan, we will be subject to the risks generally associated with acquisitions. Our ability to complete acquisitions will depend, in part, on our ability to finance the acquisitions (including the costs of acquisition and integration). Our ability may be constrained by our cash flow, the level of our indebtedness at the time, restrictive covenants in the agreements governing our indebtedness, conditions in the securities markets and other factors, some of which are not within our control. If we proceed with one or more acquisitions in which the consideration consists of cash, we may use a substantial portion of our available cash to complete the acquisitions. If we finance one or more acquisitions with the proceeds of indebtedness, our interest expense and debt service requirements could increase materially. Furthermore, if we use our common stock as consideration for acquisitions, our shareholders would experience dilution of their ownership interests represented by their shares of common stock. The financial impact of acquisitions could materially affect our business and could cause substantial fluctuations in our quarterly and yearly operating results.

     The Telecommunications Industry Is Undergoing Rapid Technological Changes, and New Technologies May Be Superior to the Technologies We Use. Our Failure to Keep up with Such Changes Could Adversely Affect Our Business. The telecommunications industry is subject to rapid and significant changes in technology and in customer requirements and preferences. Technological developments may reduce the competitiveness of any company we acquire and require expensive unbudgeted upgrades or additional telecommunications products that could be time consuming to integrate into our business, and could cause us to lose customers and impede our ability to attract new customers. We may be required to select one technology over another at a time when it might be impossible to predict with any certainty which technology will prove to be more economic, efficient or capable of attracting customers. In addition, even if we acquire new technologies, we may not be able to implement them as effectively as other companies with more experience with those new technologies.

     Marketing Risks. Although we expect to market a variety of telecommunications services to customers and prospective customers, there can be no assurance that we will be able to attract and retain new customers or retain and sell additional services to existing customers.

     Government  Regulation.   The  telecommunication  business  is  subject  to
significant regulation at the federal, state and local levels as well as by foreign governments.

     Foreign Currency Market Risk. We intend to conduct operations in foreign markets. We will therefore be subject to foreign currency exchange rate risk from the effects that exchange rate movements of foreign currencies would have on our future costs or on future cash flows it would receive.

                    CERTAIN INFORMATION CONCERNING BETHURUM

History

     Bethurum has been an inactive company since at least 1985 but has recently adopted a business plan to attempt to commence operations in the telecommunications industry. The following information is a summary of the history of Bethurum:

(1) Bethurum Utah was organized under the laws of the State of Utah on April 22, 1983, under the name "Lion Resources, Inc."

(2) Commencing July 7, 1983, Bethurum sold shares of its common stock in a public offering. The offer and sale of the shares sold were registered with the Utah Securities Division pursuant to Section 61-1-10 of the Utah Uniform Securities Act. These shares were exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, under
     Section 3(b) thereof and Rule 504 promulgated by the Securities and Exchange Commission as a part of Regulation D.

(3) On October 24, 1983, we acquired Bethurum Laboratories, Inc., a Texas corporation ("BLI"), pursuant to an Agreement and Plan of Reorganization (the "Bethurum Plan") in a stock-for- stock exchange.

(4) On October 27, 1983, our Articles of Incorporation were amended to change our name to "Bethurum Laboratories, Inc."

(5) In January, 1985, the Bethurum Plan was rescinded, due to non-performance of BLI.

(6) From 1985 to early 2000, Bethurum was inactive.

(7) On August 14, 2000, we effected a 1-for-10 reverse stock split.

Adoption of Business Plan

     On June 15, 2000, our Board of Directors adopted a business plan which calls for us to develop and market wireless telecommunications networks in developing markets in third world countries. We anticipate that in order to commence operations in the telecommunications industry, we will be required to acquire one or more other companies which are currently operating in the telecommunications industry. One of our shareholders, Benchmark Merchant Partners, may assist us in our attempt to acquire an operating telecommunications company. As of the date of this Proxy Statement/Prospectus, we have not entered into any binding or non-binding agreement to acquire a specific telecommunications company and there can be no assurance that we will ever be able to commence operations in the telecommunications business. We have had informal discussions with companies involved in the telecommunications industry but have not entered into any formal informal agreements to acquire any company. It is likely that any acquisition will be authorized by

Board of Director approval only without seeking shareholder approval of such acquisition unless shareholder approval is required under the laws of the British Virgin Islands.

Benchmark Merchant Partners Agreement

     On July 19, 2000 we entered into a Securities Purchase Agreement (the Benchmark Agreement") with Benchmark Merchant Partners, LLC ("Benchmark"). Pursuant to the Benchmark Agreement, we sold Benchmark and others an aggregate of 2,950,000 shares of our common stock (calculated after a 1-for-10 reverse split) for an aggregate of $312,500, $100,000 of which was represented by a promissory note. The Benchmark Agreement provided that:

       (i) 1,700,000 shares issued to Benchmark would be pledged to secure payment of the $100,000 promissory note of Benchmark that was executed and delivered to Bethurum as partial payment of the purchase price of the 1,700,000 shares, and which promissory note is due and payable on the earlier of the completion of an Agreement and Plan of Reorganization (the "Acquisition Agreement") with a wireless telecommunications network company serving developing foreign markets that has:

      (8) annual revenues of not less than $50,000,000;

      (9) earnings before interest, taxes, depreciation and amortization of no less than $12,500,000; and

      (10) shareholders' equity of not less than $10,000,000.

       (ii) if the Acquisition Agreement executed is not completed by December 31, 2000, then, at the option of Bethurum or Benchmark, the 1,700,000 shares issued to Benchmark will be canceled by Bethurum treasury, the promissory note will be canceled and Bethurum will pay Benchmark the sum of $75,000, retaining the $125,000 balance of the purchase price of the 1,700,000 shares as liquidated damages;

      (iii) all 2,950,000 shares issued were accorded "registration rights" providing for the filing of a registration statement covering such securities; and

      (vi) we will change our domicile to the British Virgin Islands.

     Bethurum has no written agreement or other understanding or arrangement with any potential acquisition target. No assurance can be given that any Acquisition Agreement or other agreement with an acquisition target will be completed.

                              THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

     The Special Meeting will be held on November 10, 2000 at 10:00 a.m., local time at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City Utah.

Matters to Be Considered at the Special Meeting

     The purpose of the Annual Meeting is for the shareholders of Bethurum to:

1. Consider and vote upon a proposal to reincorporate Bethurum in the British Virgin Islands.

2. Transact any such other business as may come before the meeting or any adjournment or adjournments thereof.

     The Board has determined that the Reincorporation Proposal is advisable and is fair to, and in the best interests of, Bethurum and the shareholders of Bethurum and has unanimously approved and adopted the Reincorporation Proposal. The Board of Directors unanimously recommends that the shareholders of Bethurum vote FOR approval and adoption of the Reincorporation.

Proxy Solicitation

     The Board of Directors is soliciting your proxy pursuant to this Proxy Statement/Prospectus. The entire cost of soliciting management proxies will be borne by Bethurum. Benchmark Merchant Partners, the largest shareholder of Bethurum, has agreed to pay up to $40,000 of the cost of preparing this Proxy Statement/Prospectus and effecting the change of domicile. Our officers and directors may solicit proxies in person or by telephone. They will receive no additional compensation for their services. We have requested brokers and nominees who hold stock in Bethurum in their names to furnish this Proxy Statement/Prospectus to their customers and we will reimburse these brokers and nominees for their related out-of-pocket expenses.

Record Date and Quorum Requirement

     The Bethurum common stock is the only outstanding voting security of Bethurum. The Board of Directors has fixed the close of business on October 19, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting. If you hold Bethurum common stock at the close of business on the record date, you will be entitled to one vote for each share you hold on each matter submitted to a vote of shareholders. At the close of business on the record date, there were 3,300,750 shares of Bethurum common stock issued and outstanding held by approximately 198 holders of record.

     The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

     All proxies received pursuant to this solicitation will be voted at the Special Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the Reincorporation Proposal.

Voting Procedures

         Approval of the Reincorporation Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Bethurum common stock entitled to vote at the Special Meeting. If you fail to vote, or vote to abstain, it will have the same legal effect as a vote cast against approval of the Reincorporation Proposal. Your broker and, in many cases, your nominee, will not have discretionary power to vote on the Reincorporation Proposal to be voted upon at the Special Meeting. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote will have the same effect as a vote against the Reincorporation Proposal.

     If there are insufficient votes to approve the Reincorporation Proposal at the Special Meeting, your proxy may be voted to adjourn the Special Meeting in order to solicit additional proxies in favor of approval of the Reincorporation Proposal if you voted in favor of the Reincorporation Proposal or gave no voting instructions. We anticipate that there will be sufficient votes to approve the Reincorporation Proposal because our management and largest shareholder have indicated they will vote in favor of the Reincorporation Proposal. However, if the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy. Your proxy may be voted this way even though it may have been voted on the same or any other matter at a previous Special Meeting.

     Under Utah law, if you do not vote in favor of the Reincorporation Proposal and comply with certain notice requirements and other procedures, you will have the right to dissent and to be paid cash for the "fair value" of your shares as finally determined under such procedures, which will exclude any element of value arising from the accomplishment or expectation of the Merger. This payment may be more than, the same as, or less than the consideration to be received by other shareholders of Bethurum under the terms of the Reincorporation Proposal. If you fail to follow such procedures precisely, you may lose your appraisal rights. See "Rights of Dissenting Shareholders" on Page 38 of this Proxy Statement.

Voting and Revocation of Proxies

     You may revoke your proxy at any time before it is exercised by (i) filing with the Secretary of Bethurum an instrument revoking it, (ii) submitting a properly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. Subject to such revocation, all of your shares represented by a properly executed proxy received by the Secretary of Bethurum will be voted in accordance with your instructions, and if no instructions are indicated, will be voted to approve and adopt the Reincorporation Proposal and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

     Your shares will be voted by proxy at the Special Meeting if your proxy card is properly signed, dated and received by the Secretary of Bethurum prior to the Special Meeting.

Effective Time of the Reincorporation Merger

     The effective time of the Reincorporation Merger will be the date and time of filing of the Articles of Merger with the State of Utah and with the British Virgin Islands. This is currently expected to occur as soon as practicable after the Special Meeting, subject to approval and adoption of the Reincorporation Proposal at the Special Meeting. Detailed instructions with regard to the surrender of Bethurum common stock certificates, together with a letter of transmittal, will be forwarded to you by our transfer agent promptly after the effective time. You should not submit your certificates to our transfer agent until you have received these materials. The transfer agent will send you certificates for shares of Bethurum BVI as promptly as practicable following receipt by the transfer agent of your certificates and other required documents.

                                  PROPOSAL 1
                           REINCORPORATION PROPOSAL

     You are being asked to consider and approve the Reincorporation Proposal. Our Board of Directors has unanimously approved and, for the reasons described below, unanimously recommends that our shareholders approve a proposal which provides, among other things, for the change of our domicile from the State of Utah to the British Virgin Islands (the "Reincorporation Proposal"). In order to change our domicile to the British Virgin Islands, we have formed a wholly-owned subsidiary corporation in the British Virgin Islands. In this Proxy Statement/Prospectus, we refer to this subsidiary as "Bethurum BVI." If our shareholders approve the Reincorporation Proposal, Bethururm Utah will merge into Bethurum BVI and Bethurum BVI will be the surviving company.

     As the result of the Reincorporation Merger, we will be a British Virgin Islands corporation. If the Reincorporation Proposal is approved and the Reincorporation completed, your rights as a shareholder will cease to be governed by Utah law and you will be governed by British Virgin Islands law (the International Business Companies Ordinance of 1984).

     If the Reincorporation is completed, instead of our current Articles of Incorporation and Bylaws, we will be governed by a Memorandum of Association and by Articles of Association. Both of these documents have been filed with the corporation authorities in the British Virgin Islands. See Appendix A and Appendix B attached to this Proxy Statement/Prospectus.

     If the Reincorporation Proposal is approved by our shareholders, we intend to file Articles of Merger with the Utah Division of Corporations and the Registrar of Corporations in the British Virgin Islands as soon as practical. When these Articles of Merger are filed, the Reincorporation shall be effective.

Purposes of the Reincorporation Proposal- Change of Domicile

     There are three primary reasons that our Board of Directors has recommended that our shareholders approve the Reincorporation Proposal. These reasons include the following:

     (11) We have entered into a Security Purchase Agreement with Benchmark Merchant Partners, LLC ("Benchmark") in which we agreed to change our domicile to the British Virgin Islands;

     (12)    As  part  of  our   business   plan,   we   intend   to  look   for
             telecommunication industry related acquisitions in developing foreign markets including but not limited to the Carribean, South America or Central America. We believe that because of this business plan, it is in the best interests of Bethurum and our shareholders to change our domicile to the British Virgin Islands. We believe this will give us an appearance of a more localized business if we seek acquisitions in the Carribean, South America or Central America than if we remained a Utah corporation. Furthermore, if we are successful in completing one or more acquisitions in the Carribean, South America or Central America, or any other foreign countries, of which there can be no assurance, we believe that the investment and brokerage community will have greater interest in becoming involved with us if we are not incorporated in Utah; and

     (13) If we our domiciled outside of the United States and if all of our operations are outside of the United States, we anticipate that we will not incur any state franchise tax or income tax liability in Utah or in any other state. We also anticipate that there will be no income taxes payable to the government of the British Virgin Islands unless we actually conduct active business operations in the British Virgin Islands.

     For the foregoing reasons, our Board of Directors believes that the activities of Bethurum can be carried on to better advantage if Bethurum is able to operate under the laws of the British Virgin Islands.

     The following discussion summarizes important aspects of the Reincorporation Proposal demonstrating that there is no substantial negative impact on share rights from the change. This summary does not purport to be a complete description of the Reincorporation Proposal or of Utah or British Virgin Islands corporate law. Copies of the existing Articles of Incorporation and Bylaws of Bethurum Utah are available for inspection at our offices and copies will be sent to shareholders on request. A copy of the Memorandum of Association and Articles of Association of Bethurum BVI are attached to this Proxy Statement/Prospectus as Appendix A and Appendix B. All shareholders are urged to read such documents in their entirety.

The Reincorporation Merger

     At the time of the Reincorporation Merger, Bethurum BVI will be a wholly-owned subsidiary of Bethurum Utah. It was organized for the sole purpose of effecting the reincorporation of Bethurum Utah in the British Virgin Islands. The Reincorporation will involve the merger of Bethurum Utah with and into Bethurum BVI We formed Bethurum BVI under the name of

Bethurum Laboratories, Ltd., however, we anticipate that in the future, the name of Bethurum will be changed, either prior to or in connection with, the acquisition of an operating company. Under British Virgin Islands law and under the Articles of Association of Bethurum BVI, the Board of Directors of Bethurum BVI may, with, or without shareholder approval, amend Bethurum BVI's Articles of Association and Memorandum of Association to change the company's name or for any other purpose.

     Existing stock certificates will remain valid and there is no need for shareholders to exchange existing stock certificates for new ones; provided, however, we will encourage shareholders to exchange certificates to give effect to the Reincorporation. At the effective time of the Reincorporation, the separate existence of Bethurum Utah will cease and Bethurum BVI will succeed, to the extent permitted by law, to all the business, properties, assets and liabilities of the Company.

     There are currently, 3,300,750 shares of Bethurum Utah issued to our shareholders. As a result of the Reincorporation Merger, all of these shares will be automatically converted into 3,300,750 shares of Bethurum BVI. Each share of Bethurum Utah that you own will be converted into one share of Bethurum BVI in the Reincorporation Merger. No person, except for the shareholders of Bethurum Utah, will be issued shares of Bethurum BVI as part of the Reincorporation Proposal. Therefore, if you own 1% of Bethurum Utah before the Reincorporation Merger, you will own 1% of Bethurum BVI immediately following the Reincorporation Merger.

     Approval of the Reincorporation Proposal by our shareholders will also constitute approval of the Bethurum BVI Articles of Association and Memorandum of Association which will be our governing corporate documents in place of our current Articles of Incorporation and Bylaws. In addition, as shareholders of a BVI corporation, the rights of shareholders of Bethurum BVI will be governed by British Virgin Islands corporate law rather than Utah law.

Effect of Changing Bethurum's Place of Incorporation

     By changing our place of incorporation, Bethurum Utah will experience changes in governing corporate law and our governing documents. Bethurum Utah and certain of its stockholders could also experience certain tax consequences. As a result of changing our place of incorporation, Bethurum will be incorporated in the British Virgin Islands and will no longer be incorporated in the State of Utah. On the date we change our place of incorporation we will be subject to the laws of the British Virgin Islands. We will not, however, be relieved of any obligations or liabilities we incurred before changing our place of incorporation because our existence as a corporation will be deemed to have commenced on the date we were incorporated in the State of Utah.

     The following description of certain differences between British Virgin Islands corporate law and Utah corporate law is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to (I) British Virgin Islands law; (ii) Utah law, (iii) the Bethurum Utah Articles of Incorporation and Bylaws; and (iv) the Bethurum BVI Articles of Association and Memorandum of Association.

Capital Structure and Voting

     Bethurum Utah. Bethurum Utah has, as its authorized capital, 100,000,000 shares of common stock, $.001 par value. There are currently 3,300,750 shares of Bethurum Utah issued and outstanding. Fractional shares may not be issued. The shares do not carry cumulative voting rights or pre-emptive rights. Under Utah law, shares may be issued for any consideration deemed appropriate by the Board of Directors.

      The  owners  of  a  Utah   corporation's   shares  are   referred   to  as
"shareholders." Each shareholder of record is entitled to vote the shares registered in his name. However, shares of public companies are frequently held in nominee names, including clearing agencies, broker-dealers or banks, and voted through a series of proxies.

     Under Utah law, increases in a Utah corporation's authorized capital requires shareholder and director approval of an amendment to the corporation's Articles of Incorporation.

     Bethurum BVI. Bethurum BVI will have, as its authorized capital,100,000,000 shares of common stock, of no par value. In the British Virgin Islands, the lowest permissible par value is $.01. We have elected to utilize no par value rather than change our par value from $.001 to $.01. After the reincorporation is effective, there will be 3,300,750 shares of Bethurum BVI issued and outstanding. Fractional shares may be issued under British Virgin Islands law.

      The shares of Bethurum BVI do not carry cumulative voting rights or pre-emptive rights. Under British Virgin Islands law, shares may be issued for such amount as may be determined by the Board of Directors except in the case of shares with par value the consideration shall not be less than par value.

     The owners of a British Virgin Islands company's shares are referred to under British Virgin Islands law as "members" but for purposes of this Proxy Statement/Prospectus, we have continued to refer to the share owners as "shareholders." Under the Memorandum of Association of Bethurum BVI, and under British Virgin Islands law, shares of a Bethurum BVI may be issued as registered shares or as "bearer shares." Bearer shares are similar to shares held in nominee name, however, the person physically possessing the bearer shares is considered to be the member of the company and is entitled to vote the shares at meetings of members (which we shall refer to for the purposes of this Proxy Statement/Prospectus as a "shareholder meeting" or a "meeting of shareholders").

     Under British Virgin Islands law and the Memorandum of Association of Bethurum BVI, changes to the corporation's authorized capital, including the authorization of a class of preferred stock, as well as other capital changes, may be made through amendments to the Memorandum of Association approved only by the directors and shareholder approval is not required. However, an amendment to the Memorandum and Articles of Association is not effective until it is filed at the Companies Registry in the British Virgin Islands. Under Utah law, shareholder approval is required in order to amend the Articles of Incorporation.

Directors and Officers

     Under Utah law, the number of directors of a Utah corporation and the designation of officers is determined in accordance with the corporation's Bylaws (unless designated in the Articles of Incorporation). Directors will be elected, at any shareholder meeting duly called and held for such purpose at which a quorum is present, by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote. Vacancies on the Bethurum Utah board are filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors. Officers are appointed by directors.

     Under the Memorandum of Association of Bethurum BVI, the minimum number of directors is one and the maximum is seven. Directors will be elected, at any shareholder meeting duly called and held for such purpose at which a quorum is present, by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote or by a written resolution consented to by the holders of a majority of the shares entitled to vote thereon. Vacancies on the Bethurum BVI board will be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors. Officers are appointed by directors. A majority of the total number of Bethurum board members will constitute a quorum. Officers are appointed by directors

Removal of Directors

     Under Utah law, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote. Directors may also be removed by a judicial proceeding brought by the corporation or by the owners of 10% or more the corporations's common stock if the court finds that (a) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and (b) removal is in the best interest of the corporation.

     Under British Virgin Islands law and subject to the organizational documents of Bethurum BVI, directors may be removed by a resolution of directors or by a resolution of shareholders. The organizational documents of Bethurum BVI permit the removal of directors by resolution of other directors only with cause. Such removal requires a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing). Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote.

Actions by Written Consent of Shareholders

     Under Utah law, shareholders may act by written consent without a meeting. Under the Utah Revised Business Corporations Act effective July 1, 1992, in connection with Utah corporations formed prior to July 1, 1992, the required written consent of shareholders must be unanimous unless a resolution providing otherwise is approved either: (a) by a consent in writing, setting forth the proposed resolution, signed by all of the shareholders entitled to vote with respect to the subject matter of the resolution; or (b) at a duly convened meeting of shareholders, by the vote of the same percentage of shareholders of each voting group as would be required to include the resolution in an amendment to the corporation's articles of incorporation. Bethurum Utah has not adopted such a resolution, and therefore, a shareholder vote by written consent must be signed by all Bethurum Utah shareholders.

     Under British Virgin Islands law and subject to the organizational documents of Bethurum BVI, shareholders may act by written consent of a majority of the shareholders without holding a meeting.

Control Shares Act

     The Utah Control Shares Acquisitions Act (the "CAA") provides that a person who makes a control share acquisition will not be permitted to vote those shares unless approved in accordance with the statute. "Control shares" means shares of an issuing public corporation, such as Bethurum Utah, that would entitle the person to exercise or direct the exercise of the voting power of the corporation in the election of directors within any of the following ranges of voting power:

     (14) 1/5 or more but less than 1/3 of all voting power; (15) 1/3 or more but less than a majority of all voting power; or (16) a majority or more of all voting power.

     A control share acquisition does not include the acquisition of voting power pursuant to a revocable proxy if the revocable proxy is solicited by the issuing public corporation or its board of directors in connection with shareholders' meetings or actions of the issuing public corporation.

      The CAA requires a person who makes or proposes to make a control share acquisition to deliver an "acquiring person" statement to the issuing public corporation. Together with that statement, the acquiring person may request a special meeting of shareholders of the issuing public corporation if the acquiring person undertakes to pay the expenses of the special meeting. After receiving the request, the issuing public corporation must call a special meeting of shareholders for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. The CAA provides that control shares acquired in a control share acquisition will have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing corporation by each voting group entitled to vote separately on the proposal by a majority of all votes entitled to be cast by that group, excluding all interested shares. The CAA defines "interested shares" as shares in respect of which any of the following persons may exercise or direct the exercise of the corporation's voting power:

     (17) an acquiring person with respect to a control share acquisition; (18) any officer of the issuing public corporation; or (19) any employee of the issuing public corporation who is also a director of the corporation.

      Under certain circumstances, the CAA makes it more difficult for an interested shareholder to effect a change in control of a corporation, although the shareholders may, by adopting an amendment to the corporation's charter or bylaws, elect not to be governed by this section, if the amendment is effective prior to the control share acquisition. Bethurum Utah has not made this election.

     Neither corporate law of the British Virgin Islands nor the proposed Articles of Association nor Memorandum of Association have similar restrictions for "control share acquisitions".

Mergers, Consolidations and Sales of Assets

     Under Utah law, with certain exceptions, any merger, consolidation or sale of all or substantially all of the corporation's assets must be approved by the board and a majority of the outstanding shares entitled to vote.

     Under British Virgin Islands law and subject to the organizational documents of Bethurum BVI, a merger, consolidation or substantial sale of assets must be approved by the board and the shareholders.

Rights of Dissenting Shareholders

     Generally, shareholders of a Utah corporation who dissent from a merger or consolidation for which a shareholders' vote is required are entitled to appraisal rights that require the surviving corporation to purchase the dissenting shares at fair value, as determined in a judicial proceeding. There are, however, generally no statutory rights of appraisal with respect to shareholders of a Utah corporation whose shares of stock are of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

      (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

      (b)  the  record  date  fixed  under   Section   16-10a-704  to  determine
     shareholders entitled to sign writings consenting to the proposed corporate action; or

      (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     The limitation set forth above does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

      (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

      (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders; or

      (c) cash in lieu of fractional shares.

     British Virgin Islands law provides for compulsory appraisal of the interests of a shareholder (and payment of the fair market value of his or her shares) who dissents from a merger of a corporation (except where such corporation is the surviving corporation and the shareholder continues to hold the same or similar shares), a consolidation, sale or other disposition of more than 50% of the corporation's assets not made in the usual or regular course of the corporation's business, or a redemption.

Dissolution

     Under Utah law, a corporation may voluntarily dissolve if a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution or all shareholders entitled to vote thereon consent in writing to such dissolution.

     Under British Virgin Islands law, and subject to the organizational documents of Bethurum BVI, the corporation may dissolve voluntarily by a resolution of directors or by a resolution of shareholders.

Inspection of Shareholder List and Books and Records

     Utah law allows any shareholder to inspect the shareholder list and the corporation's books and records for a purpose reasonably related to such person's interests as a shareholder.

     British Virgin Islands law provides that a shareholder may, for a proper purpose, request to inspect the share register books, records, minutes and consents kept by a corporation and make extracts or copies thereof. However, British Virgin Islands law also provides that a corporation such as Bethurum BVI may refuse such a request if determined by a resolution of directors that it is not in the best interests of the corporation or its shareholders to comply with such request. Upon the corporation's refusal of a request, the shareholder may, before the expiration of a 90-day period after receiving notice of the refusal, apply to a court for an order to allow inspection.

Amendment of Memorandum of Association/Certificate of Incorporation

     Under Utah law, an amendment to a corporation's certificate of incorporation requires (1) adoption of a resolution by the board and (2) the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

     Under British Virgin Islands law, a corporation may amend its Memorandum of Association by a resolution of shareholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Bethurum BVI generally permit the corporation to amend its Memorandum of Association by a resolution of shareholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain) or by a resolution of directors (approved by all directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing).

Amendment of Articles of Association/Bylaws

     The Articles of Incorporation of Bethurum Utah grants to the Board of Directors the exclusive right authority to adopt, amend or repeal Bethurum Utah's bylaws, but such action must be approved by all of the directors.

     Under British Virgin Islands law, a corporation may amend its Articles of Association by a resolution of shareholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Bethurum BVI permit the corporation to amend its articles of association by a resolution of shareholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain) or by a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing).

Transactions Involving Directors or Officers

     A Utah corporation may lend money to, or guarantee any obligation incurred by, its directors or officers if in the judgment of the board such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors or officers, such transactions are neither void nor voidable solely for this reason if either (1) the director's or officer's interest is made known to the disinterested directors or the shareholders of the corporation, who thereafter approve the transaction in good faith, or (2) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board, a committee thereof or the shareholders.

     British Virgin Islands law and the organizational documents of Bethurum BVI provide that no agreement or transaction between the corporation and one or more of its directors or any entity in which any director has a financial interest is void or voidable, just because:

     (20) the director is present at the meeting of directors, or at the meeting of the committee of directors, that approves the agreement or transaction; or

     (21)    the vote or consent of the director is counted at such vote if:

      (22) the material facts of the interest of such interested director are disclosed in good faith or are known by the other directors; and

      (23) all disinterested directors, who are not of a number sufficient to approve a resolution, approve such transaction.

     Alternatively, the interest in the transaction may be disclosed or known to or ratified by the shareholders. In addition, a director who has an interest in any particular business to be considered at a meeting of directors or shareholders may be counted for purposes of determining whether the meeting is duly constituted.

Limitation of Liability of Directors

     Under Utah law, a corporation may include in its Articles of Incorporation a provision which would, subject to the limitations described below, eliminate or limit director liability for monetary damages for breaches of their fiduciary duty of care. Under Utah law, a director's liability cannot be eliminated or limited for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(3) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (4) transactions from which such director derived an improper personal benefit. The organizational documents of Bethurum Utah do not presently limit a director's liability to the fullest extent permitted by Utah law.

     Under British Virgin Islands law, liability of a corporate director to the corporation is limited to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation or to cases where the director has not exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under the organizational documents of Bethurum BVI, the corporation is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the corporation, provided such person acted honestly and in good faith and with a view to the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. The organizational documents of Bethurum BVI also obligate the corporation to indemnify any director, officer or liquidator of the corporation who was successful in any of the aforementioned proceedings against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceedings, regardless of whether such person met the standard of conduct described in the preceding sentence.

     While British Virgin Islands law does permit a shareholder of a British Virgin Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation) and to sue the corporation and its directors for the shareholder's benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands corporation being more limited than those of shareholders of a corporation organized in Utah.

Shareholder Derivative Suits

     Under Utah law a shareholder may only bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

     While British Virgin Islands law does permit a shareholder of a British Virgin Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation) and to sue the corporation and its directors for the shareholder's benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands corporation being more limited than those of shareholders of a corporation organized in Utah.

Fiscal Year

     Bethurum BVI's fiscal year will end on December 31, the same as BVI Utah. Terms of Reincorporation Merger Agreement

     The description of the Reincorporation Merger Agreement set forth below describes the material terms, but does not purport to describe all of the terms, of the Reincorporation Merger Agreement. The full text of the Reincorporation Merger Agreement, as amended, is attached as Appendix "C" to this document and is incorporated by reference herein. All shareholders are urged to read the Reincorporation Merger Agreement in its entirety.

     Structure of the Merger. At the time the Reincorporation Merger becomes effective, Bethurum Utah will merge with and into its wholly-owned subsidiary, Bethurum BVI as the surviving corporation.

     Merger ConsiderationEach share of Bethurum Utah will be converted into one share of Bethurum BVI.

     Completion of the Merger. The Reincorporation Merger will become effective when we file Articles of Merger with the Division of Corporations of the State of Utah and the Registrar of Corporations in the British Virgin Islands.

     Exchange Agent; Procedures for Exchange of Certificates. After the completion of the merger, Bethurum BVI will appoint American Registrar & Transfer to serve as exchange agent and will deliver to the exchange agent certificates representing the number of shares of Bethurum BVI common stock to be issued in the merger. The exchange agent will, according to irrevocable instructions, deliver to Bethurum Utah shareholders shares of Bethurum BVI common stock.

     The exchange agent will mail to each Bethurum Utah shareholder a letter of transmittal and instructions to surrender his or her certificates representing Bethurum Utah common stock in exchange for certificates representing shares of Bethurum BVI common stock and cash in lieu of fractional shares. After a Bethurum Utah shareholder surrenders his or her Bethurum Utah common stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the exchange agent will deliver to such shareholder a certificate representing the number of whole shares of Bethurum BVI common stock to which such shareholder is entitled.

     Bethurum Utah shareholders should not forward their Bethurum Utah common stock certificates with the enclosed proxy card, nor should they forward their Bethurum Utah common stock certificates to the exchange agent until they have received the packet of information, including a letter of transmittal, described above.

Tax Consequences

     The following discussion summarizes the material United States federal income tax consequences of the change in Bethurum Utah's place of incorporation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances or to those shareholders subject to special rules, such as shareholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, shareholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction. This discussion assumes that shareholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the change in Bethurum Utah's place of incorporation.

     Bethurum Utah has not applied for a tax ruling with respect to the Reincorporation Proposal, nor have we obtained an opinion of counsel with respect to the Reincorporation Proposal. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

     Bethurum believes that for U.S. income tax purposes, the Reincorporation Merger will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and consequently, that neither Bethurum Utah or the holders of the Bethurum Utah common stock will recognize any gain or loss as a result of the Reincorporation Merger. We anticipate that for U.S. income tax purposes, each shareholder of Bethurum Utah will retain the same tax basis in his or her Bethurum BVI Common Stock as he or she had in the Bethurum Utah common stock held immediately prior to the effective time of the Reincorporation Merger, and the holding period of the Bethurum BVI common stock will include the period during which such shareholder held the corresponding Bethurum Utah common stock.

     Although it is not anticipated that state or local income tax consequences to shareholders will vary from the federal income tax consequences described above, holders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws. The Company believes that it will not recognize any gain, loss or income for federal income tax purposes as a result of the Reincorporation Merger, and that Bethurum BVI will succeed, without adjustment, to the tax attributes of Bethurum Utah.

     Our business plan is for us to acquire one or more operating companies which are engaged in the telecommunications business. Our management has had discussions with several different telecommunications companies but as of the date hereof, no formal or informal agreements or letters of intent relating to an acquisition have been entered into. We intend to attempt to acquire one or more telecommunications companies which are operating in foreign countries. If so, it is likely that the owners of such companies will be foreign persons. We anticipate that any acquisition we complete will be effected through the issuance of shares of Bethurum's common stock to the owners of the acquired companies. If so, it is likely that the shareholders of such acquired company would own a majority of Bethurum BVI shares issued and outstanding following such acquisition.

     Companies  which  are  organized  under  the  laws  of  foreign   countries
(including Bethurum BVI) are either foreign controlled corporations ("CFC") or they are not CFC's. A summary of the differences are as follows:

      CFC. A foreign company is a CFC if it is a foreign corporation and if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation, is owned, or is considered as owned, by United States persons that own, or are considered as owning such foreign corporation's voting stock on any day during the taxable year of such foreign corporation. If a corporation is a CFC, then each of its U.S. shareholders who own less than 10% of the CFC's stock should not be taxed except to the extent they receive distributions from the company. U.S. shareholders who own more than 10% of a CFC must include in their gross income the sum of their pro rata share of the corporation's Subpart F income for such year even if such income was not distributed to shareholders. Subpart F income usually includes profits from sales of products made in one non-U.S. country and sold in another non-U.S. country. A detailed discussion of what constitutes Subpart F income is beyond the scope of this Proxy
     Statement/Prospectus. It is likely that any telecommunications industry company acquired by Bethurum in the near future will include Subpart F income. Any such shareholder must include in its gross income its pro rata share of a portion of the earnings and profits of such CFC (a "Deemed Dividend") to the extent that the fair market value of such shareholder's common stock exceeds its adjusted basis. Non U.S. shareholders should not incur U.S. tax liability for the earnings of a CFC.

      Non CFC. If a majority of the stock of a foreign corporation is not owned by U.S. shareholders, then it is likely that the foreign corporation is not a CFC. As non-United States persons, the non CFC and its foreign subsidiaries are generally not subject to tax in the United States on their income derived from sources outside the United States. In such event, U.S. shareholders shall not be taxed on the earnings of the non CFC nor should non U.S.
     shareholders.

     Initially, Bethurum BVI will probably be deemed to be a CFC. After any major acquisition, however, Bethurum may or may not be a CFC. Should we pursue and consummate an acquisition after this reincorporation, we will examine the CFC issue and inform any 10% shareholders if they might have a U.S. CFC tax question.

The Board's Recommendation

     The full Board of Directors of Bethurum Utah reviewed and evaluated the Reincorporation Proposal, approved the Reincorporation Merger Agreement and unanimously recommends that the shareholders of Bethurum approve the Reincorporation Proposal.

Vote Required

     Approval of the Reincorporation Proposal requires the affirmative vote of a majority of the outstanding shares of common stock. Bethurum's management and majority shareholders have indicated that they intend to vote in favor of the Reincorporation Proposal. In such event, no additional votes will be required.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     You are entitled to dissenters' rights under Sections 16-10a-1301 through 16-10a-1331 of the Utah Revised Business Corporations Act (the "URBCA"). A copy of these Sections are reprinted in their entirety as Appendix D to this Proxy Statement/Prospectus. All references in the URBCA and in this summary to a "shareholder" are to the record holder or beneficial owner of shares of Bethurum Utah common stock as to which dissenters' rights are asserted. If you have a beneficial interest in shares of Bethurum common stock that are held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to perfect whatever appraisal rights you may have.

     The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix D. If you wish to exercise statutory dissenting rights or preserve your right to do so, you should review this discussion and Appendix D carefully to comply strictly with the procedures set forth herein and therein, or you may lose your appraisal rights.

Section 16-10a-1302

     Shareholders of a Utah corporation have the right to dissent from certain corporate actions in certain circumstances. According to URBCA Section 16-10a-1302, these circumstances include consummation of a merger requiring approval of the corporation's shareholders. The Reincorporation of Bethurum will be effected through the Reincorporation Merger. Shareholders who are entitled to dissent are also entitled to demand payment in the amount of the fair value of their shares.

Section 16-10a-1321

     According to URBCA Sec. 16-10a-1321, shareholders of Bethurum who wish to assert dissenters' rights:

     (24) must deliver to Bethurum BEFORE the vote is taken at the Special Meeting, written notice of their intent to demand payment for their Bethurum common stock if the Reincorporation Merger is completed, and

     (25) must not vote their shares in favor of the Reincorporation Proposal.

     Shareholders failing to satisfy these requirements will not be entitled to dissenters' rights under the URBCA.

Section 16-10a-1322

     A written dissenter's notice (a "Dissenter's Notice") will thereafter be sent by Bethurum to all shareholders of Bethurum who satisfied these two requirements (written notice of intent to demand payment and not voting in favor of the Reincorporation Merger). The written Dissenters' Notice is required to be sent within 10 days after we complete the Reincorporation Merger. The Dissenter's Notice to be sent by Bethurum must:

     (26) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

     (27) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

     (28) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (29) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

     (30) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice is given;

     (31) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and be accompanied by a copy of the Appendix D.

Section 16-10a-1323

     A shareholder who is given a dissenters' notice described above, who has given his own notice of dissent and who did not vote for the Reincorporation Merger, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

     (32) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

     (33) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

     (34) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under
             Section 16-10a-1302.

      The URBCA provides that shareholders of Bethurum who fail to demand payment or deposit their certificates where required by the dates set forth in the Dissenters' Notice will not be entitled to payment for the shares as provided under Utah law. A shareholder who desires to exercise dissenters' rights but who fails to follow the foregoing procedures will not be entitled to demand payment of and receive the fair value of his shares of Bethurum pursuant to the Dissenters' Rights Statute included herewith as Appendix D. Instead, that shareholder would receive the same merger consideration per share that shareholders of Bethurum who do not exercise dissenters' rights will receive.

Section 16-10a-1325

     Bethurum will be required to pay each dissenter who complied with Section 16-10a-1321 (demand for payment; certification that he acquired the shares before October 19, 2000 Announcement Date; and deposit of share certificates) the amount Bethurum estimates to be the fair value of the dissenter's shares of Bethurum common stock, plus accrued interest. The payment must be made by
Bethurum within 30 days after Bethurum receives the dissenter's demand for payment.
The payment must be accompanied by:

     (35) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

     (36)    an income statement for that year;

     (37)    a statement of changes in shareholders'  equity for that year and a
             statement  of  cash  flow  for  that  year,   if  the   corporation
             customarily provides such statements to shareholders; and

     (38) the latest available interim financial statements, if any;

     (39) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

     (40)    a  statement  of the  dissenter's  right to  demand  payment  under
             Section 16-10a-1328; and

     (41)    a copy of Appendix D.

Section 16-10a-1328

     A dissenter who believes that the amount paid is less than the full value of his shares of Bethurum common stock or that the interest due is incorrectly calculated, may, within 30 days after Bethurum made for the shares, notify Bethurum in writing of his own estimate of the fair value of the shares of Bethurum common stock and the amount of interest due and demand payment of this estimate and demand payment of the fair value of his shares and interest due.

Section 16-10a-1330 and 16-10a-1331

     If a demand for payment remains unsettled, Bethurum must commence a court proceeding within 60 days after receiving a demand, petitioning the court to determine the fair value of the shares of Bethurum common stock and accrued interest. All dissenters whose demands remain unsettled would be made a party to such proceeding, which would be conducted in the state district court of Salt Lake County, Utah. The purpose of this court proceeding is to determine the fair value of the stock held by the dissenting shareholders plus interest thereon. The district court would assess the costs of the proceedings against Bethurum, unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess against Bethurum or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

THE REQUIRED DISSENTERS RIGHTS' PROCEDURE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

                                  MANAGEMENT

     The following table sets forth the names of all current directors and executive officers of Bethurum Utah. These persons will serve until the next annual meeting of the shareholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name                                 Age              Position
-------------------------------------------------------------------------------
William A. Silvey, Jr.               67               President/ Director
W. Scott Thompson                    51               Sec/Tres, Director

          W. A. Silvey, Jr. Mr. Silvey has over 35 years experience as an officer and director of operating companies, venture capitalist, financial consultant and business consultant. He was one of the founders of Intermedics, Inc. which grew to be one of the largest medical products companies in the world. Mr. Silvey has founded and operated more than fifteen companies during his business career. Since April 1993, he has been an associate of Eurotrade Financial, Inc., a Houston based financial consulting firm. Mr. Silvey is a graduate of California Institute of Technology with a Bachelors Degree in Mechanical Engineering. He also holds a Masters in Business Administration from Stanford University.

     W. Scott Thompson. Mr. Thompson has over 20 years experience as a venture capitalist and financial consultant. Since April 1993, Mr. Thompson has served as the President of Eurotrade Financial, Inc., a Houston based financial consulting firm. Prior to his tenure with Eurotrade, Mr. Thompson was employed by Harris-Forbes, Inc. (a Houston based financial and venture capital firm), from October 1983 to March 1993. Mr. Thompson still serves as an officer, director and consultant to Harris-Forbes. He is a graduate from the University of Texas with a Bachelors Degree in Business Administration and attended two years of graduate school of business working toward a double masters in business and accounting.

                 PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF
                             MANAGEMENT AND OTHERS

     The following table sets forth information regarding shares of Bethurum's common stock beneficially owned as of October 19, 2000 by: (i) each officer and director of Bethurum; (ii) all officers and directors as a group; and (iii) each person known by Bethurum to beneficially own 5 percent or more of the outstanding shares of Bethurum's common stock.

Name                           Amount
and Address                    and Nature             Percent
of Beneficial                  of Beneficial          of Class (1)
Owner                          Ownership              Ownership
-------------------------------------------------------------------------------
William A. Silvey, Jr          281,800 (1)             9%
5227 Cripple Creek Court
Houston, Texas 77017

W. Scott Thompson              220,400 (2)             7%
6371 Richmond, #200
Houston, Texas 77057

Benchmark Merchant Partners    1,700,000              52%
700 Gemini
Houston, TX 77058

All Officers and Directors        502,200             16%
as a Group (2 Persons)

     Unless otherwise indicated in the footnotes below, Bethurum has been advised that each person above has sole voting power over the shares indicated above. All of the individuals listed above are officers or directors of Bethurum, or are companies or persons beneficially owning or controlling 5 percent or more of Bethurum's outstanding shares of common stock. As of October 19, 2000, there were 3,300,750 shares of Bethurum's common stock issued and outstanding.

     (1) These shares are held in the name of Mr. Silvey's wife, Helen Silvey. Due to their marital relationship, Ms. Silvey may be deemed to be the beneficial owner of all shares held in Mr. Silvey's name.

     (2) Includes shares held as custodian for Traci L. Thompson, his daughter and shares held bu other family members

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS.

     On November 11, 1998, Bethurum issued shares of its common stock to three persons including two directors, for services rendered. The services were not related to capital raising matters. The shares were valued at $.01 per share when they were issued. As a result of a 1-for-10 reverse stock split effected August 14, 2000, the effective price of these shares was $.10 per share. The shares (calculated after the 1-for-10 reverse stock split) were issued to the following persons: William A. Silvey, Jr - 18,300 shares; W. Scott Thompson - 18,300 shares; and Leonard Burningham, Esq. - 9,150 shares.

     On July 19, 2000, Bethurum issued shares of its common stock to 1,250,000 to certain persons at $.01 per share (calculated after the 1-for-10 reverse stock split effected August 14, 2000). The services were not related to capital raising matters. The shares (calculated after the 1-for-10 reverse stock split) carried registration rights. Bethurum issued these shares to 18 persons. A total of 250,000 of these shares were issued to William A, Silvery, Bethurum's president and his wife, and 200,000 of these shares were issued to W. Scott Thompson, Bethurum's secretary, and his family members. A total of 108,000 of these shares were issued to Leonard Burningham and 54,000 of these shares were issued to Branden Burningham, attorney's for Bethurum.

     On July 19, 2000, Bethurum issued 1,700,000 shares of its common stock shares (calculated after the 1-for-10 reverse stock split) for an aggregate price of $300,000 (see page 21).

                                 LEGAL MATTERS

     The legality of the shares of Bethurum Laboratories, Ltd, (referred to in this Proxy Statement/Prospectus as "Bethurum BVI") to be issued in the Reincorporation Merger, will be passed upon by Harney, Westwood & Reiley, British Virgin Islands. Certain legal matters in connection with this Proxy Statement/Prospectus will be passed upon for us by Cohne, Rappaport & Segal, Salt Lake City, UT 84102 and Leonard W. Burningham, Esq., Salt Lake City, UT 84111. Mr. Burningham is a shareholder of Bethurum Utah.

                                    EXPERTS

     The consolidated balance sheets of Bethurum as of December 31, 1999 and December 31, 1998, and the related consolidated statements of operation, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1999, incorporated by reference in this proxy statement have been audited by Jones, Jensen & Company, independent auditors, as stated in their report. It is not expected that a representative of Jones, Jensen & Company will be at the Special Meeting.

                             SHAREHOLDER PROPOSALS

     We anticipate that Bethurum will hold its next annual meeting of shareholders in April, 2001. All proposals that shareholders desire to submit for consideration by the shareholders and for inclusion in Bethurum's Proxy Statement for presentation at the next Annual Meeting must be received by Bethurum before December 15, 2000. In addition shareholders desiring to submit matters for inclusion in the Company's Proxy Statement for the next Annual Meeting must comply with those procedures set forth in the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Board knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters in their sole discretion.

                      WHERE YOU CAN FIND MORE INFORMATION

     Bethurum files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Bethurum files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Bethurum public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

     The SEC allows Bethurum to "incorporate by reference" information into this document, which means that Bethurum can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Bethurum has previously filed with the SEC. These documents contain important business information about Bethurum and its financial condition.

     Bethurum may have sent you some of the documents incorporated by reference, but you can obtain any of them through Bethurum, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Bethurum without charge, excluding exhibits unless specifically incorporated by reference as an Appendix to this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

                       William A. Silvey, Jr., President
                          Bethurum Laboratories, Inc.
                              6371 Richmond, #200
                               Houston, TX 77057
                                (713) 266-8005

     Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to such other document, and each such statement shall be deemed qualified in its entirety by such reference. If you would like to request documents from Bethurum, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of such documents prior to the Special Meeting.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Special Meeting. Bethurum has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated September 25, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders does not create any implication to the contrary. This Proxy Statement/Prospectus does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the SEC by Bethurum are incorporated by reference in this Proxy Statement/Prospectus:

     (42) Bethurum's Annual Report on Form 10-KSB and 10-KSB/A for the fiscal year ended December 31, 1999;

     (43)    Bethurum's Current Report on Form 8-K filed on August 7, 2000;

     (44) Bethurum's Quarterly Report on Form 10- QSB for the quarter ended March 31, 2000; and

     (45) Bethurum's Quarterly Report on Form 10- QSB for the quarter ended June 30, 2000; and

     (46) All documents filed by Bethurum with the SEC pursuant to Sections13(a), 13(c) and 14 of the Securities Exchange Act of 1934 after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                                  APPENDIX "A"

                   TERRITORY OF THE BRITISH VIRGIN ISLANDS

                   THE INTERNATIONAL BUSINESS COMPANIES ACT
                                  (CAP 291)
                          MEMORANDUM OF ASSOCIATION
                                      OF
                         Bethurum Laboratories, Ltd.

     NAME

1.   The name of the Company is Bethurum Laboratories, Ltd.

      REGISTERED OFFICE

2. The Registered Office of the Company will be at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

      REGISTERED AGENT

3. The Registered Agent of the Company will be HWR Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

      GENERAL OBJECTS AND POWERS

4. (1) The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands;

      (2)   The Company may not

                  (a) carry on business with persons resident in the British Virgin Islands;

                  (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph
                  (e) of subclause (3);

                  (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

                  (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;
                  (e) carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or

                  (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

            (3) For purposes of paragraph (a) of subclause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

                  (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

                  (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

                  (c) it prepares or maintains books and records within the British Virgin Islands;

                  (d) it holds, within the British Virgin Islands, meetings of its directors or members;

                  (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

                  (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

                  (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

            (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

      CURRENCY

     5. Shares in the Company shall be issued in the currency of the United States of America.

     AUTHORIZED CAPITAL

     6.   The Company shall have no authorized capital.

      CLASSES, NUMBER AND PAR VALUE OF SHARES

     7. The authorized capital is made up of one class and one series of shares divided into 100,000,000 shares of no par value (the "Common Stock").

      DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

     8.   All shares shall

      (a)   have one vote each;

      (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

      (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

      VARIATION OF CLASS RIGHTS

     9. If at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

     10. The rights conferred upon the holders of the shares of same class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      REGISTERED SHARES AND BEARER SHARES

     11. Shares may be issued as registered shares or to bearer as may be determined by a resolution of directors.

      EXCHANGE OF REGISTERED SHARES AND BEARER SHARES

     12. Registered shares may be exchanged for bearer shares and bearer shares may be exchanged for registered shares.

      TRANSFER OF REGISTERED SHARES

     13. Subject to the provisions relating to the transfer of shares set forth in the Articles of Association annexed hereto (the "Articles of Association") registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

      SERVICE OF NOTICE ON HOLDERS OF BEARER SHARES

     14. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to provide the Company with the name and address of an agent for service of any notice, information or written statement required to be given to members, and service upon such agent shall constitute service upon the bearer of such shares until such time as a new name and address for service is provided to the Company. In the absence of such name and address being provided it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement or a summary thereof in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or a resolution of members determine. The directors of the Company must give sufficient notice of meetings to members holding shares issued to bearer to allow a reasonable opportunity for them to secure or exercise the right or privilege that is the subject of the notice other than the right or privilege to vote, as to which the period of notice shall be governed by the Articles of Association. What amounts to sufficient notice is a matter of fact to be determined after having regard to all the circumstances.

      AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

     15. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or directors.

      DEFINITIONS

     16. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

      We, HWR SERVICES LIMITED, of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the day of , 2000 in the presence of:

Witness                       Subscriber
Craigmuir Chambers            Authorized Signatory
Road Town, Tortola            HWR Services Limited

                                 APPENDIX "B"

                   TERRITORY OF THE BRITISH VIRGIN ISLANDS

                   THE INTERNATIONAL BUSINESS COMPANIES ACT
                                  (CAP 291)

                           ARTICLES OF ASSOCIATION

                                      OF

                         Bethurum Laboratories, Ltd.


                                   PRELIMINARY

     1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

-------------------------------------------------------------------------------

Word - Capital

Meaning:
     The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

     (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

     (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

-------------------------------------------------------------------------------

Word - Member

Meaning:
    A person who holds shares in the Company.

-------------------------------------------------------------------------------

Word - Person

Meaning:
     An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

-------------------------------------------------------------------------------

Word - Resolution of Directors

Meaning:
     (a) A resolution approved at a duly convened directors and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority the directors present at the meeting who voted and did not abstain; or

     (b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be;

except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

-------------------------------------------------------------------------------

Word - Resolution of Members

     (a) A resolution approved at a duly convened members and constituted meeting of the members of the Company by the affirmative vote of

     (i) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or

     (ii) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

     (b) a resolution consented to in writing by

     (i) an absolute majority of the votes of\ shares entitled to vote thereon, or

     (ii) an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon;

-------------------------------------------------------------------------------

Word - Securities

Meaning:
     Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

-------------------------------------------------------------------------------

Word:  Surplus

Meaning:
     The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

-------------------------------------------------------------------------------

Word:  the Act

     Meaning:
     The International Business Companies Act (No. 8 of 1984) including any modification, extension, re- enactment or renewal thereof and any regulations made thereunder.

-------------------------------------------------------------------------------

Word:  the Memorandum

Meaning:
     The Memorandum of Association of the Company as originally framed or as from time to time amended.

-------------------------------------------------------------------------------

Word:  the Seal

Meaning:
     Any Seal which has been duly adopted as the Seal of the Company.

-------------------------------------------------------------------------------

Word:  these Articles

Meaning:
     These Articles of Association as originally framed or as from time to time amended.

-------------------------------------------------------------------------------

Word:  treasury  shares

Meaning:
     Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

-------------------------------------------------------------------------------

     2.  "Written"  or any  term  of like  import  includes  words  typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

     3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

     4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

     5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

     6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

                              REGISTERED SHARES

     7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.

     8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

     9. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                                BEARER SHARES

     10. Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorized by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. Bearer shares may not be issued for debt obligations, promissory notes or other obligations to contribute money or property and registered shares issued for debt obligations, promissory notes or other obligations to contribute money or property shall not be exchanged for bearer shares unless such debt obligations, promissory notes or other obligations to contribute money or property have been satisfied. The Company may also upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares or may exchange bearer shares for registered shares. Such request served on the Company by the holder of bearer shares shall specify the name and address of the person to be registered and unless the request is delivered in person by the bearer shall be authenticated as hereinafter provided. Such request served on the Company by the holder of bearer shares shall also be accompanied by any coupons or talons which at the date of such delivery have not become due for payment of dividends or any other distribution by the Company to the holders of such shares. Following such exchange the share certificate relating to the exchanged shares shall be delivered as directed by the member requesting the exchange.

     11. Bearer share certificates shall be under the Seal and shall state that the bearer is entitled to the shares therein specified, and may provide by coupons, talons or otherwise for the payment of dividends or other moneys on the shares included therein.

     12. Subject to the provisions of the Act and of these Articles, the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

     13. Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the bearer of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing, the following rights may be exercised in the following manner:

     (a) for the purpose of exercising his voting rights at a meeting, the bearer of a bearer share certificate shall produce such certificate to the chairman of the meeting;

     (b) for the purpose of exercising his vote on a resolution in writing, the bearer of a bearer share certificate shall cause his signature to any such resolution to be authenticated as hereinafter set forth;

     (c) for the purpose of requisitioning a meeting of members, the bearer of a bearer share certificate shall address his requisition to the directors and his signature thereon shall be duly authenticated as hereinafter provided; and

     (d) for the purpose of receiving dividends, the bearer of a bearer share certificate shall present at such places as may be designated by the directors any coupons or talons issued for such purpose, or shall present the bearer share certificate to any paying agent authorized to pay dividends.

     14. The signature of the bearer of a bearer share certificate shall be deemed to be duly authenticated if the bearer of the bearer share certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the Company (herein referred to as an "authorized person") and the authorized person endorses the document bearing such signature with a statement:

     (a) identifying the bearer share certificate produced to him by number and date and specifying the number of shares and the class of shares (if appropriate) comprised therein;

     (b) confirming that the signature of the bearer of the bearer share certificate was subscribed in his presence and that if the bearer is representing a body corporate he has so acknowledged and has produced satisfactory evidence thereof; and

     (c) specifying the capacity in which he is qualified as an authorized person and, if a notary public, affixing his seal thereto or, if a bank manager, attaching an identifying stamp of the bank of which he is a manager.

     15. Notwithstanding any other provisions of these Articles, at any time, the bearer of a bearer share certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefor under the Seal signed by a director or officer identifying by name and address the person delivering such certificate and specifying the date and number of the bearer share certificate so deposited and the number of shares comprised therein. Any such receipt may be used by the person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate so deposited including the right to appoint a proxy. Any bearer share certificate so deposited shall be returned to the person named in the receipt or his personal representative if such person be dead and thereupon the receipt issued therefor shall be of no further effect whatsoever and shall be returned to the Company for cancellation or, if it has been lost or mislaid, such indemnity as may be required by resolution of directors shall be given to the Company.

     16. The bearer of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the chairman of any meeting of members or the Company's registrars or any director or officer of the Company or any authorized person be obliged to inquire into the circumstances whereby a bearer share certificate came into the hands of the bearer thereof, or to question the validity or authenticity of any action taken by the bearer of a bearer share certificate whose signature has been authenticated as provided herein.

     17. If the bearer of a bearer share certificate shall be a corporation, then all the rights exercisable by virtue of such shareholding may be exercised by an individual duly authorized to represent the corporation but unless such individual shall acknowledge that he is representing a corporation and shall produce upon request satisfactory evidence that he is duly authorized to represent the corporation, the individual shall for all purposes hereof be regarded as the holder of the shares in any bearer share certificate held by him.

     18. The directors may provide for payment of dividends to the holders of bearer shares by coupons or talons and in such event the coupons or talons shall be in such form and payable at such time and in such place or places as the directors shall resolve. The Company shall be entitled to recognize the absolute right of the bearer of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the Company or its agents shall constitute in all respects a good discharge of the Company in respect of such dividend.

     19. If any bearer share certificate, coupon or talon be worn out or defaced, the directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any bearer share certificate, coupon or talon be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as it shall by resolution of directors determine, issue a new bearer share certificate in its stead, and in either case on payment of such sum as the Company may from time to time by resolution of directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

                  SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

     20. Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

     21. No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

     22. Shares in the Company may be issued for money, a promissory note or other written obligation to contribute money or property as shall be determined by a resolution of directors. Shares may only be issued for services rendered, personal property or an estate in real property or any combination of the foregoing as shall be determined by a resolution of directors with the unanimous consent of all members.

     23. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

     24. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

     25. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

     26. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

     27. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

     28. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

     29. Subject to provisions to the contrary in

     (a) the Memorandum or these Articles;

     (b)  the  designations,   powers,  preferences,   rights,   qualifications,
limitations and restrictions with which the shares were issued; or

     (c) the subscription agreement for the issue of the shares,

     the Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

     30. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

     31. A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

     (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

     (b) by virtue of a transfer of capital pursuant to Regulation 59;

     (c) by virtue of the provisions of Section 83 of the Act; or

     (d) pursuant to an order of the Court.

     32. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

     33. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

     34. The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

     (a) the Memorandum or these Articles; or

     (b) a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

     35. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                     MORTGAGES AND CHARGES OF REGISTERED SHARES

     36. Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

     37. In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

     (a) a statement that the shares are mortgaged or charged;

     (b) the name of the mortgagee or chargee; and

     (c) the date on which the aforesaid particulars are entered in the share register.

     38. Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

     (a) with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

     (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

     39. Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

                                  FORFEITURE

     40. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

     41. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

     42. The written notice specifying a date for payment shall

     (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

     (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

     43. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

     44. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

                                        LIEN

     45. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

     46. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

     47. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                              TRANSFER OF SHARES

     48. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

     49. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

     50. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                            TRANSMISSION OF SHARES

     5l. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Regulations.

     52. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

     53. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

     54. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

     55. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

            REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

     56. The Company may by a resolution of directors amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

     57. The Company may amend the Memorandum to

     (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

     (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

     provided,  however,  that where shares are divided or combined under (a) or
(b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

     58. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

     59. Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

     60. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

     61. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

                       MEETINGS AND CONSENTS OF MEMBERS

     62. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

     63. Upon the written request of members holding 10 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

     64. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

     65. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

     66. A meeting of members may be called on short notice:

     (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

     (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

     67. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

     68. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

     69. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

     70. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.


                             (Name of Company)

     I/We                    being a member of the above Company with     shares
HEREBY APPOINT                        of                      or failing him
                   of                   to be my/our proxy to vote for me/us at
the meeting of members to be held on the       day of                       and
at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this      day of

____________________________________
Member

     7l. The following shall apply in respect of joint ownership of shares:


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     (a) if two or more persons hold shares  jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

     (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

     (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

     72. A member  shall be deemed to be  present  at a meeting of members if he
participates   by   telephone  or  other   electronic   means  and  all  members
participating in the meeting are able to hear each other.

     73. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

     74. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

     75. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some one of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

     76. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

     77. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

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




     78. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

     79. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

     80. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

     81. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

     82. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

                                  DIRECTORS

     83. The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the members for such term as the members determine.

     84. The minimum number of directors shall be one and the maximum number shall be 7.

     85. Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

     86. A director may be removed from office, with or without cause, by a resolution of members or, with cause, by a resolution of directors.

     87. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

     88. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A vacancy occurs through the death, resignation or removal of a director, but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors.

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





     89. The Company may determine by resolution of directors to keep a register of directors containing

     (a) the names and addresses of the persons who are directors of the Company;

     (b) the date on which each person whose name is entered in the register was appointed as a director of the Company; and

     (c) the date on which each person named as a director ceased to be a director of the Company.

     90. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

     9l. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

     92. A director shall not require a share qualification and may be an individual or a company.

                             POWERS OF DIRECTORS

     93. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

     94. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

     95. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

     96. Any director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

     97. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to

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



these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or for summoning a meeting of members.

     98. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

     99. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

     l00. The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

     (a) the sum secured;

     (b) the assets secured;

     (c) the name and address of the mortgagee, chargee or other encumbrancer;

     (d) the date of creation of the mortgage, charge or other encumbrance; and

     (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

     l0l. The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                           PROCEEDINGS OF DIRECTORS

     102. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

     103. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

     104. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

     105. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.


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



     106. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

     107. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

     108. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

     109. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

     110. The directors shall cause the following corporate records to be kept:

     (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

     (b)  copies  of  all  resolutions  consented  to  by  directors,   members,
committees of directors, committees of officers and committees of members; and

     (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

     111. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

     112. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

     113. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

     114. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

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




                                   OFFICERS

     115. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President and one or more Vice-Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

     116. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

     117. The emoluments of all officers shall be fixed by resolution of directors.

     118. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                            CONFLICT OF INTERESTS

     119. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

     l20. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                               INDEMNIFICATION

     l2l. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

     (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

     (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     122. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

     123. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

     124. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

     125. If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     126. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                     SEAL

     127. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.



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

                                  DIVIDENDS

     128. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

     129. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

     130. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

     131. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

     132. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

     133. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

     134. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

     135. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

     136. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

     137. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                                 ACCOUNTS AND AUDIT

     138. The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

     139. The Company may by resolution of members call for the accounts to be examined by auditors.

     140. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

     141. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

     142. The remuneration of the auditors of the Company

     (a) in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

     (b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

     143. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

     (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

     (b) all the information and explanations required by the auditors have been obtained.

     144. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

     145. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

     146. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                   NOTICES

     147. Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register and in the case of members holding shares issued to bearer, in the manner provided in the Memorandum.

     148. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

     149. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.


                          PENSION AND SUPERANNUATION FUNDS

     150. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

                     VOLUNTARY WINDING UP AND DISSOLUTION

     151. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of director.

                                    CONTINUATION

     152. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

     We, HWR SERVICES LIMITED, of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the ____day of _____________in the presence of:



Witness                             Subscriber


 .........................           ............................
Craigmuir Chambers                  Authorized Signatory
Road Town, Tortola                  HWR Services Limited

                                 APPENDIX "C"

                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                          BETHURUM LABORATORIES LTD.
                    (a British Virgin Islands corporation)
                                      and
                          BETHURUM LABORATORIES, INC.
                             (a Utah corporation)

      This Agreement and Plan of Merger made and entered into this ____ day of September 2000, by and between Bethurum Laboratories Ltd. , a British Virgin Islands corporation (herein sometimes referred to as the "British Virgin Islands Corporation" or "Surviving Corporation"), and Bethurum Laboratories, Inc., a Utah corporation (herein sometimes referred to as the "Utah Corporation"), said corporations hereinafter sometimes referred to jointly as the "Constituent Corporations."

                              W I T N E S S E T H

      WHEREAS, the British Virgin Islands Corporation is a corporation organized and existing under the laws of the British Virgin Islands, its Articles of Association and Memorandum of Association having been filed with the Companies Registry in the British Virgin Islands on or about September 22, 2000; and

      WHEREAS, the total number of shares of common stock which the British Virgin Islands Corporation has authority to issue is 100,000,000, of which 100 shares are now issued and outstanding, all of which are owned by the Utah Corporation; and

      WHEREAS, the sole purpose of the merger agreed to herein is to change the domicile of the Utah Corporation to the State of British Virgin Islands; and

      WHEREAS, the Utah Corporation is a corporation organized and existing under the laws of the State of Utah, its Articles of Incorporation having been filed in the office of the Lieutenant Governor of the State of Utah on the 22nd day of April, 1983, and Articles of Incorporation having been issued by said Lieutenant Governor on that date; and

      WHEREAS, the aggregate number of shares of common stock which the Utah Corporation has authority to issue is 100,000,000 of which 3,300,750 shares are presently issued and outstanding and entitled to vote on the Agreement and Plan of Merger; and

      WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that the Utah Corporation be merged into the British Virgin Islands Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Utah and the British Virgin Islands respectively, which permit such merger;

      NOW THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the British Virgin Islands Corporation and the Utah Corporation, by their respective Boards of Directors have agreed and do hereby agree as follows:

                                   ARTICLE I

      The Utah Corporation and the British Virgin Islands Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Utah and of the State of British Virgin Islands, by the Utah Corporation merging into the British Virgin Islands Corporation, which shall be the Surviving Corporation. Such merger shall be effective when Articles of Merger are filed with the Companies Registry in the British Virgin Islands and with the Department of Commerce, Division of Corporations of the State of Utah.

                                  ARTICLE II

      Upon the merger becoming effective as provided by the applicable laws of the State of Utah and the British Virgin Islands (the time when the merger shall so become effective being sometimes herein referred to as the "Effective Date of the merger") the following shall occur:

      1. The two Constituent Corporations shall be a single corporation, which shall be the British Virgin Islands Corporation as the surviving corporation, and the separate existence of the Utah Corporation shall cease except to the extent provided by the laws of the State of Utah applicable to a corporation after its merger into another corporation.

      2. The British Virgin Islands Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public or a private nature, of each of the Constituent Corporations. All property, real or personal, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

      3. The British Virgin Islands Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

      4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation.

      5. The directors and officers of the Surviving Corporation shall, at the effective date of the merger be as follows:

            William A. Silvey, Jr.        Chairman/CEO/President/Director
            W. Scott Thompson             SecretaryDirector

                                  ARTICLE III

      The Articles of Association and Memorandum of Association of the British Virgin Islands Corporation, as filed with the Companies Registry in the British Virgin Islands, shall constitute the Articles of Association and Memorandum of Association of the Surviving Corporation, until further amended in the manner provided by law.

                                  ARTICLE IV

      The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:

      1. The 100 shares of stock of the British Virgin Islands Corporation now owned and held by the Utah Corporation shall be canceled and no shares of stock of the British Virgin Islands Corporation shall be issued in respect thereto, and the capital of the British Virgin Islands Corporation shall be deemed to be reduced by the amount of One Hundred Dollars ($100) the amount represented by said 100 shares of stock.

      2. Each share of the Utah Corporation shall be converted into one fully paid and non-assessable share of capital stock of the British Virgin Islands Corporation.

      After the effective date of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Utah Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares of the Utah Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of the Utah Corporation shall be deemed, for all corporate purposes, to represent the ownership of the common stock of the Surviving Corporation on the basis hereinbefore provided. The shareholders of the Utah Corporation shall be entitled to such dissenting shareholder rights as are provided by the corporation law of the State of Utah.

                                   ARTICLE V

      The Utah Corporation shall pay all expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the merger herein provided for.

                                  ARTICLE VI

      If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Utah Corporation, the proper officers and directors of the Utah Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger.

                                  ARTICLE VII

      This Agreement and Plan and of Merger has been submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of Articles of Merger with the office of the Companies Registry in the British Virgin Islands of British Virgin Islands and with the Department of Commerce, Division of Corporations of the State of Utah. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective boards of directors, at any time prior to the effective date of the merger.

      IN WITNESS WHEREOF, the British Virgin Islands Corporation and the Utah Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and shareholders have caused this Plan and Agreement of Merger to be executed by the President of each party hereto.

Bethurum Laboratories, Inc.               Bethurum Laboratories, Ltd.
  a Utah corporation                      a British Virgin Islands corporation


By: /s/ William A. Silvey, Jr.            By:  /s/ William A. Silvey, Jr.
-------------------------------------------------------------------------------
William A. Silvey, Jr., President         William A. Silvey, Jr., President

                                 APPENDIX "D"

16-10a-1301.   Definitions. For purposes of Part 13:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.


16-10a-1302.   Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

      (a) consummation of a plan of merger to which the corporation is a party if:

            (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

            (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

      (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

      (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

      (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

 (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection
(4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

      (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

      (b)  the  record  date  fixed  under   Section   16-10a-704  to  determine
shareholders entitled to sign writings consenting to the proposed corporate action; or

      (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

     (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

      (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

      (c) cash in lieu of fractional shares; or

      (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303.   Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

      (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.


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



16-10a-1320.   Notice of dissenters' rights.

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321.   Demand for payment -- Eligibility and notice of intent.

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

      (b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322.   Dissenters' notice.

(1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

      (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;
      (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

      (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

      (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

      (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

      (g) be accompanied by a copy of this part.

16-10a-1323.   Procedure to demand payment.

(1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

      (a) cause the  corporation to receive a payment  demand,  which may be the
payment  demand  form   contemplated  in  Subsection   16-10a-1322(2)(d),   duly
completed, or may be stated in another writing;

      (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

      (c) if required by the corporation in the dissenters'  notice described in
Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.
16-10a-1324.   Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325.   Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of thecorporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to
Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) must be accompanied by:

      (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment; (B) an income statement for that year; (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and (D) the latest available interim financial statements, if any; (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

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      (b) a  statement  of the  corporation's  estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

      (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

      (d) a copy of this part.

16-10a-1326.   Failure to take action.

(1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327.   Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328.   Procedure for shareholder dissatisfied with payment or offer.

 (1) A  dissenter  who has not  accepted  an offer made by a  corporation  under
Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and

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demand payment of the estimated  amount,  plus  interest,  less any payment made under Section 16-10a-1325, if:

      (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

      (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

      (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330.   Judicial appraisal of shares -- Court action.
(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive

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evidence and recommend  decision on the question of fair value.  The  appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

      (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

      (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331.   Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

      (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.


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                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Utah Law

      As permitted by sections 841 of the Revised Business Corporations Act of the State of Utah, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach of alleged breach of a director's fiduciary duty except for (i) liability under section 842 of the Revised Business Corporation Act; (ii) liability for the amount of a financial benefit received by a director to which he is not entitled; (iii) liability for any intentional infliction of harm on the corporation or the shareholders; and (iv) liability for an intentional violation of criminal law. The effect of this provision in the Articles of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situation described above.

      The Registrant's Articles of Incorporation and Bylaws provide for indemnification of officers, directors and employees, and the Registrant has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the Bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Utah law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

      There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

British Virgin Island Law

      Subject to any limitations in a corporation's Memorandum of Association or Articles of Association, British Virgin Islands law allows a corporation to indemnify, against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred, any person who (1) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings by reason of the fact that the person is or was a director, officer or liquidator of the company or (2) is or was, at the company's request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another entity; provided, however, that such person acted honestly and in good faith with a view to the best interests of the company and, in the case

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of criminal  proceedings,  had no  reasonable  cause to believe  that his or her conduct was unlawful. Bethurum BVI's Articles of Association provide that the company may indemnify any person referred to in the preceding sentence if such person has been successful in defending any proceeding of the type described in the preceding sentence, regardless of whether such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was unlawful.

Item 21.  Exhibits and Financial Statement Schedules.

  Exhibit
 Number           Description of Exhibit

     2.1 Agreement and Plan of Merger (included as Appendix "C" to Proxy Statement/ Prospectus)

     3.1 Memorandum of Association Bethurum BVI (included as Appendix "A" to Proxy Statement/ Prospectus)

     3.2 Articles of Association Bethurum BVI (included as Appendix "B" to Proxy Statement/ Prospectus)

     5.1     Opinion of Harney, Westwood & Riegels

   23.1      Consent of Jones, Jensen & Company, independent auditors

   23.2 Consent of Harney, Westwood & Riegels (included in Exhibit 5.1 hereof)

----------------

Item 21.  Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

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      (2) The registrant  undertakes  that every  prospectus:  (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of September, 2000.


                                    By:    /s/ William A. Silvey, Jr.
                                    ----------------------------------
                                          Chief Executive Officer


                                    By:    /s/ W. Scott Thompson
                                    ----------------------------------
                                          W. Scott Thompson
                                          Chief Financial Officer

      Pursuant to requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Date:                   Title:                  Signature:

September 26, 2000      CEO/President and       /s/ William A. Silvey, Jr.
                        Director                William A. Silvey, Jr.

September 26, 2000      Secretary/Director      /s/ W.  Scott Thompson
                                                W. Scott Thompson




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